                                                                   Exhibit 10.26


                            STOCK PURCHASE AGREEMENT

                                     AMONG

                                  CMGI, INC.,

                           ENGAGE TECHNOLOGIES, INC.,

                       INTERNET PROFILES CORPORATION, AND

               THE STOCKHOLDERS OF INTERNET PROFILES CORPORATION

                      LISTED ON SCHEDULE 1 ATTACHED HERETO

                      ____________________________________

                           Dated as of April 7, 1999
                      ____________________________________

                               TABLE OF CONTENTS


                                                                           Page

SECTION 1 - PURCHASE AND SALE OF THE SHARES...............................   1
     1.1    Purchase and Sale.............................................   1
     1.2    Closing.......................................................   5
     1.3    No Fractional Shares..........................................   6
     1.4    Stockholders' Representative..................................   6

SECTION 2 - REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY........   8
     2.1    Organization and Qualification................................   8
     2.2    Authority to Execute and Perform Agreements...................   8
     2.3    Capitalization and Title to Shares............................   9
     2.4    Subsidiaries and Other Affiliates.............................   9
     2.5    Financial Statements..........................................   10
     2.6    Absence of Undisclosed Liabilities............................   10
     2.7    Intellectual Property.........................................   10
     2.8    No Material Adverse Change....................................   14
     2.9    Tax Matters...................................................   15
     2.10   Compliance with Laws..........................................   16
     2.11   No Breach.....................................................   17
     2.12   Actions and Proceedings.......................................   17
     2.13   Contracts and Other Agreements................................   17
     2.14   Bank Accounts and Powers of Attorney..........................   19
     2.15   Properties....................................................   20
     2.16   Customers.....................................................   20
     2.17   Accounts Receivable...........................................   20
     2.18   Employee Benefit Plans........................................   21
     2.19   Employee Relations............................................   24
     2.20   Employment Matters............................................   25
     2.21   Employee Conflicts............................................   25
     2.22   Transactions with Management..................................   25
     2.23   Insurance.....................................................   26
     2.24   Brokerage.....................................................   26
     2.25   Hazardous Materials...........................................   26
     2.26   HSR...........................................................   27
     2.27   Disclosure....................................................   27

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS....   27
     3.1    Authority to Execute and Perform Agreements...................   27
     3.2    No Breach.....................................................   28
     3.3    Title to Shares...............................................   28
     3.4    Absence of Control............................................   28

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PURCHASERS..................   28
     4.1    Organization..................................................   28
     4.2    Authority to Execute and Perform Agreement....................   29
     4.3    Capitalization of CMGI........................................   29
     4.4    SEC Reports...................................................   30
     4.5    No Material Adverse Change....................................   31
     4.6    No Breach.....................................................   31
     4.7    Actions and Proceedings.......................................   31
     4.8    Brokerage.....................................................   32
     4.9    Disclosure....................................................   32
     4.10   Acquisition of Purchased Stock................................   32
     4.11   Engage Valuation..............................................   32
     4.12   Financial Statements..........................................   32

SECTION 5 - COVENANTS AND AGREEMENTS......................................   33
     5.1    Conduct of Business...........................................   33
     5.2    Corporate Examinations and Investigations.....................   34
     5.3    Expenses......................................................   35
     5.4    Authorization from Others.....................................   35
     5.5    Consummation of Agreement.....................................   35
     5.6    Public Announcements and Confidentiality......................   35
     5.7    No Solicitation...............................................   36
     5.8    Investment Representation and Lock-Ups........................   36
     5.9    Employment Related Instruments................................   36
     5.10   Disclosure Statements.........................................   36
     5.11   Further Assurances............................................   37
     5.12   Stock Options.................................................   37
     5.13   Short-Form Merger.............................................   38
     5.14   Underwater Warrants...........................................   38

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONSOF EACH PARTY
     TO CONSUMMATE THE TRANSACTION........................................   39
     6.1    Approvals.....................................................   39
     6.2    Absence of Order..............................................   39
     6.3    Due Diligence.................................................   39

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONSOF PURCHASERS
     TO CONSUMMATE THE TRANSACTION........................................   39
     7.1    Representations Warranties and Covenants......................   40
     7.2    Opinion of Counsel to Company.................................   40
     7.3    Fees Bonuses and Indebtedness.................................   40
     7.4    Stockholder Letters...........................................   40
     7.5    Escrow Agreements.............................................   40
     7.6    Non-Competition and Non-Solicitation Agreements...............   41
     7.7    Non-Disclosure and Developments Agreements....................   41
     7.8    Officer's Certificate.........................................   41
     7.9    Secretary's Certificate.......................................   41
     7.10   1998 Audit....................................................   41
     7.11   Option Exchange Agreements....................................   41
     7.12   Employment Agreements.........................................   42
     7.13   Convertible Debt..............................................   42
     7.14   Waivers and Consents..........................................   42
     7.15   Additional Items..............................................   42

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATIONOF THE COMPANY AND
     THE STOCKHOLDERS TO CONSUMMATE THE TRANSACTION.......................   42
     8.1    Representations Warranties and Covenants......................   42
     8.2    Opinion of Counsel to Purchasers..............................   42
     8.3    Registration Rights Agreement.................................   42
     8.4    Officer's Certificate.........................................   43
     8.5    Secretary's Certificate.......................................   43
     8.6    Additional Items..............................................   43

SECTION 9 - TERMINATION, AMENDMENT AND WAIVER.............................   43
     9.1    Termination...................................................   43
     9.2    Effect of Termination.........................................   44
     9.3    Termination Fee...............................................   44
     9.4    Amendment.....................................................   44
     9.5    Waiver........................................................   44

SECTION 10 - INDEMNIFICATION..............................................   45
     10.1   Survival......................................................   45
     10.2   Obligation of Stockholders' to Indemnify......................   45
     10.3   Notice and Defense of Claims..................................   46

SECTION 11 - MISCELLANEOUS................................................   47
     11.1   Material Adverse Change.......................................   47
     11.2   Notices.......................................................   47
     11.3   Entire Agreement..............................................   49
     11.4   Governing Law.................................................   49
     11.5   Binding Effect: No Assignment.................................   49
     11.6   Variations in Pronouns........................................   49
     11.7   Counterparts..................................................   49
     11.8   Disclosure Schedules..........................................   49
     11.9   Arbitration...................................................   49
     11.10  Letter Agreement..............................................   49

                                                                   EXHIBIT 10.26

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT dated as of April 7,1999, among CMGI, Inc., a Delaware corporation ("CMGI"), Engage Technologies, Inc., a Delaware corporation and a majority- owned subsidiary of CMGI ("Engage," collectively with CMGI the "Purchasers," and each individually a "Purchaser"), Internet Profiles Corporation, a California corporation (the "Company"), and the stockholders of the Company listed on Schedule 1 hereto (collectively, the "Stockholders" and
                      ----------
each a "Stockholder").

                                   WITNESSETH

     WHEREAS each of the Stockholders owns (or will own as of the Closing (as defined) through conversion or otherwise) the number of the issued and outstanding shares (collectively, the "Shares" and each a "Share") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company set forth opposite such Stockholder's name and address on Schedule 1 attached hereto,
                                                ----------
which Shares in the aggregate represent at least 90% of the issued and outstanding shares of the capital stock of the Company on a fully diluted, as-converted basis on the date of this Agreement;

     WHEREAS Purchasers desire to acquire the Shares from the Stockholders, and the Stockholders desire to sell the Shares to Purchasers, upon the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and of the covenants set forth below, the parties hereby agree as follows:


                  SECTION 1 - PURCHASE AND SALE OF THE SHARES

     1.1  Purchase and Sale.
          -----------------

          (a) For the purposes of this Agreement:

              (i) "Fully Diluted Shares" means the total number of outstanding
                   --------------------
shares of common stock of the Company as determined on a fully diluted, as converted basis with respect to any convertible preferred stock, convertible notes, other convertible securities, options or other rights to acquire a capital interest in or stock of the Company; provided, however, that "Fully Diluted Shares" shall not be deemed to include the Underwater Warrants (as defined). The number of Fully Diluted Shares is 59,068,868.

              (ii) "CMGI Stock Number" means, with respect to a certain dollar
                    -----------------
value, the number of shares of CMGI common stock, par value $0.01 per share ("CMGI Common Stock"), equal to such dollar value when a share of CMGI Common

Stock is valued at the average of the closing prices per share of CMGI Common Stock as reported on the NASDAQ National Market System during the twenty (20) consecutive trading days ending on March 1, 1999. In accordance with the foregoing, each share of CMGI Common Stock is valued at $113.31 per share. The CMGI Stock Number shall be adjusted, as necessary, to reflect any stock split, reverse stock split, stock dividend or stock combination affecting CMGI Common Stock as a class occurring after the third trading day prior to the Closing Date.

              (iii)  "Engage Stock Number" means, with respect to a certain
                     -------------------
dollar value, the number of shares of Engage common stock, par value $0.01 per share ("Engage Common Stock"), valued at a pre-Closing valuation for Engage of Two Hundred Million Dollars ($200,000,000). There are 19,777,041 shares of Engage Common Stock outstanding as of January 31, 1999 determined on a fully diluted, as converted basis with respect to any convertible preferred stock, convertible notes, other convertible securities, options or other rights to acquire a capital interest in or stock of Engage. In accordance with the foregoing, each share of Engage Common Stock is valued for purposes hereof at $10.11 per share.

          (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, each of the Stockholders agrees to sell to Purchasers, and Purchasers agree to purchase from each of the Stockholders, all of the Shares owned by each such Stockholder, as set forth opposite such Stockholder's name on
Schedule 1 hereto. The purchase price for each Share (the "Base Purchase Price")
----------
shall be an amount equal to the product of Thirty Million Dollars ($30,000,000) and the Stockholders' Interest (as defined), less any reduction pursuant to
Section 7.3 hereof, and (in order to provide for payment by the Company, following the Closing, of certain fees described in Section 7.3) divided by the product of the Stockholders' Interest and the number of Fully Diluted Shares. "Stockholders' Interest" means the aggregate percentage interest of the Fully Diluted Shares (as used to calculate the Base Purchase Price) held by the Stockholders. The Base Purchase Price shall be paid in CMGI Common Stock in a CMGI Stock Number derived from 80% of the Base Purchase Price and in Engage Common Stock in an Engage Stock Number derived from 20% of the Base Purchase Price (collectively, the "Initial Consideration").

              (i) Within 30 days after March 31,2000, Purchasers shall deliver to the Stockholders' Representative (as defined below), a profit and loss statement showing gross revenues for the Company, prepared in accordance with generally accepted accounting principles on a basis consistent with the accounting principles utilized in the preparation of the Company's year-end financial statements, and including all revenues derived from the sale of products and services of the Company, whether recorded on the books of the Company or on any other direct or indirect subsidiary of CMGI ("Gross Revenues"). Purchasers shall provide the Stockholders' Representative with reasonable access to the work papers in connection with such calculation and shall make themselves available at reasonable times upon request of the Stockholders' Representative to discuss with Purchasers such calculation.

              (ii) If the Stockholders' Representative objects to Purchasers' calculation of Gross Revenues, the Stockholders' Representative shall deliver to Purchasers, within 30 days after receipt of Purchasers' calculation (the "Objection Period"), a written statement describing its objection thereto. In the event that the Stockholders' Representative fails to deliver such written statement to Purchaser prior to the expiration of the Objection Period, Purchasers' calculation shall be final, conclusive and binding upon the parties hereto. In the event that the Stockholders' Representative delivers such written statement prior to the expiration of the Objection Period, the parties will use all reasonable efforts to resolve any dispute. If a final resolution is not obtained within 30 days after the Stockholders' Representative has delivered such written notice, either the Purchasers or the Stockholders' Representative may submit any remaining disputes for resolution to a nationally-recognized accounting firm mutually agreeable to Purchasers and the Stockholders' Representative (the ("Selected Accountants"), which firm shall resolve such dispute within 30 days following its selection. In resolving any dispute, the Selected Accountants shall examine only those issues in dispute and shall not assign a value greater than the highest value claimed by a party or lower than the lowest value claimed by a party. The Selected Accountants' determination shall be final, binding and conclusive upon the parties hereto. The calculation of Gross Revenues as finally revised based on the mutual agreement of Purchasers and the Stockholders' Representative shall be final, conclusive and binding upon the parties hereto.

              (iii) Purchasers and the Stockholders' Representative shall cooperate with the Selected Accountants in all respects, including providing the Selected Accountants with all work papers and back-up materials used in preparation and review of their calculations of Gross Revenues.

              (iv) All fees, expenses and costs of the Selected Accountants shall be borne by as determined by the Selected Accountants, or, if no such determination is made, by the party (Purchasers or the Stockholders' Representative), whose estimation of Gross Revenues, taking into account any changes made prior to submission to the Selected Accountants, is farthest from the sum of Gross Revenues as finally determined by the Selected Accountants.

              (v) In the event that (x) Gross Revenues as finally determined is $10,800,000 or more, and (y) for one year following the Closing Date (as defined below) (1) Bradley Rode has not voluntarily terminated his employment with the Company except for Good Reason, and has not been terminated for Cause, (2) at least eighty percent (80%) of all employees of the Company employed on a full-time basis on the Closing Date have not voluntarily ceased employment with the Company (other than for Good Reason) or been terminated for Cause, and (3) at least eighty percent (80%) of the employees of the Company, as of the Closing Date, listed on
Schedule 2 attached hereto have not voluntarily ceased employment with the
----------
Company (other than for Good Reason) or been terminated for Cause, then the Purchasers shall pay to each Stockholder (other than those Stockholders that are terminated for Cause prior to March 31,2000 or who voluntarily terminate their employment for other than Good Reason) additional consideration equal to five percent of the Initial Consideration (without giving effect to any reduction pursuant to Section 7.3) payable to such Stockholders pursuant to Section 1.1(b).

     "Good Reason" shall mean any of the following: (w) the employer's material breach of employees' employment agreement or other agreement with the employer or a material reduction in the employee's compensation level other than for Cause; (x) the assignment, other than for Cause, of the employee without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties upon the Closing Date or a material diminution, other than for Cause, in such employee's job title on the Closing Date; (y) the relocation of the employer's principal executive offices outside of the San Francisco/Bay Area; or (z) the requirement by the employer that the employee be based anywhere other than the San Francisco/Bay Area, in either case without the employee's consent. "Cause" shall mean (1) the employee's material breach of any agreement entered into with the employer; (2) the employee's material failure to adhere to any written employer policy consistent with such employee's position, responsibilities and duties, if the employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (3) the misappropriation of any of the employer's funds or material property; (4) the conviction of, the indictment for, or the entering of a guilty plea or plea of no contest with respect to a felony; or (5) the employee's prolonged absence or gross dereliction of duty, after written notice and reasonable opportunity to cure.

              (vi) Further, upon the terms and subject to the conditions of this Agreement, if the Company, as of March 31, 2000, secures contribution to the Engage database of the data generated by visitors to the web sites of the Company's customers ("Clickstream Data") (A) equal to 65% or more of the volume of such data contributed to Company as of the Closing Date and (B) from 75% or more of its customer base (determined as of the Closing Date or, if Company has a greater number of customers on March 31, 2000, as of March 31, 2000) then the Purchasers shall pay to each Stockholder (other than any employees of the Company on the Closing Date who are not employees of the Company at March 31, 2000 unless such employee has been terminated other than for Cause or has voluntarily ceased employment with the Company for other than Good Reason prior to such date) additional consideration equal to five percent (5%) of the Initial Consideration (without giving effect to any reduction pursuant to Section 7.3) payable to such Stockholder pursuant to Section 1.1 (b).

              (vii) To the extent that any amounts otherwise payable in accordance with the foregoing are not payable to any Stockholder because he has been terminated for Cause or has voluntarily ceased employment with the Company for other than Good Reason prior to March 31, 2000, such amounts shall be paid to all Stockholders pro rata in accordance with Schedule 1. Fifty percent (50%)
                                                ----------
of any payments due under Subsections 1.1 (b)(v) and (vi) will be paid directly into Escrow (as defined) and shall be subject to the Escrow Agreement (as defined) and the remaining fifty percent (50%) shall be paid directly to the Stockholders; provided, however, that the amount payable directly to the Stockholders shall be reduced, and the amount payable into Escrow shall be increased, to the extent that the amount in Escrow on the first anniversary of the Closing Date is less than $3 million. The consideration due under Subsections 1.1 (b)(v) and (vi), if any ("Contingent Consideration"), will be payable no later than May 5, 2000 or, if there is a dispute concerning the Gross Revenues or Clickstream Data, then no later than five days after final resolution of such dispute, in (a) registered CMGI Common Stock, (b) cash or (c) a mixture thereof, at the sole discretion of the Purchasers. CMGI Common Stock used in any part to pay such consideration shall be valued in a manner consistent with the definition of "CMGI Stock Number", except that March 31, 2000 shall be substituted for March 1, 1999 therein for purposes of this Subsection 1.1(b)(vii).

          (c) Six million dollars' worth of the Initial Consideration (subject to increase pursuant to Section 1.3 herein), allocable among the Stockholders pro rata in accordance with Schedule 1 (without giving effect to Common Stock
                            ----------
issuable upon exercise of the stock options referred to in Section 5.12), in the ratio of 80% CMGI Common Stock and 20% Engage Common Stock, shall, at Closing, be paid directly into escrow (the "Escrow"), which Escrow shall be the subject of an escrow agreement in form and substance as set forth on Exhibit A hereto
                                                             ---------
(the "Escrow Agreement").

          (d) Anything to the contrary contained herein notwithstanding, the first one million dollars payable to the Stockholders following the Closing Date, either from Escrow or as Contingent Consideration, shall be paid in full. All additional amounts otherwise so payable to the Stockholders shall be reduced by an amount equal to 1% if out of the Escrow and 1% divided by the Stockholders' Interest if in the form of the Contingent Consideration.

     1.2  Closing.  The closing (the "Closing") of the purchase and sale of the
          -------
Shares hereunder shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, at 12:00 p.m. (EST) on April 7, 1999, or at such other time or place as Purchasers and the Stockholders' Representative (as hereinafter defined), acting on behalf of the Stockholders, agree (the "Closing Date"). At the Closing, each Stockholder shall deliver to Purchasers the certificate or certificates for the Shares owned by such Stockholder, duly endorsed or accompanied by stock powers duly endorsed in blank, reasonably satisfactory to the Purchasers in all respects. At the Closing, there shall be delivered to the respective parties the opinions, certificates and instruments provided to be delivered at the closing under Sections 6, 7 and 8 hereof.

     1.3  No Fractional Shares.  No certificates representing fractional CMGI
          --------------------
Common Stock shares or Engage Common Stock shares shall be issued to Stockholders. All fractional shares otherwise payable directly to Stockholders shall be-paid into Escrow and aggregated with all other shares (whole and fractional) payable into Escrow, to the effect that one certificate representing all whole shares of CMGI Common Stock payable into Escrow and one certificate representing all whole shares of Engage Common Stock payable into Escrow shall be deposited into Escrow together with cash in lieu of any one remaining fractional share of CMGI Common Stock and any one remaining share of Engage Common Stock in an amount equal to the applicable fraction multiplied by the applicable dollar value per share of CMGI Common Stock or Engage Common Stock, determined in accordance with the definitions of "CMGI Stock Number" and "Engage Stock Number."

     1.4  Stockholders' Representative.
          ----------------------------

          (a) In order to efficiently administer (i) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby and (ii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Purchasers pursuant to
Section 10 hereof the Stockholders hereby designate Tench Coxe as their representative (the "Stockholders' Representative").

          (b) The Stockholders hereby authorize the Stockholders' Representative
(i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Purchasers pursuant to Section 10 hereof; (ii) to give and receive all notices required to be given and received to and from the Stockholders under this Agreement and under any Related Instruments (as defined below), and (iii) to take any and all additional actions (including signing on their behalf) as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement and any agreement or document related thereto (a "Related Instrument").

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, Stockholders holding, prior to the Closing, a majority of the Shares as set forth on Schedule 1 attached hereto shall select another representative
                ----------
to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and any Related Instrument.

          (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and Purchasers relating to the defense or settlement of any claims for-which the Stockholders may be required to indemnify the Purchasers pursuant to Section 10 hereof shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the Stockholders agree that:

              (i) the Purchasers shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the settlement of any claims for indemnification by the Purchasers pursuant to Section 10 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Purchasers for any action taken by Purchasers in reliance upon the instructions or decisions of the Stockholders' Representative;

              (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

              (iii) the provisions of this Section 1.4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

              (iv) remedies available at law for any breach of the provisions of this Section 1.4 are inadequate; therefore, Purchasers and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either of the Purchasers or the Company brings an action to enforce the provisions of this Section 1.4; and

              (v) the provisions of this Section 1.4 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) All reasonable fees and expenses incurred by the Stockholders' Representative shall be paid from the funds in Escrow, and if such funds are insufficient, then by the Stockholders in proportion to their ownership of Shares as set forth on Schedule 1 attached hereto.
                       ----------

            SECTION 2 - REPRESENTATIONS AND WARRANTIES RELATING TO
                                  THE COMPANY

     Except as set forth on the disclosure schedule delivered to the Purchasers on the date hereof (the "Company Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company represents and warrants to the Purchasers as set forth below:

     2.1  Organization and Qualification.
          ------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of California with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. The Company is qualified or otherwise authorized to transact business as a foreign corporation or other legal entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a material adverse effect on the assets, properties, business, prospects, results of operations or financial condition of the Company (the "Business of Company").

          (b) The Company has previously provided to the Purchasers true and complete copies of the charter and bylaws or other governing instruments of the Company as presently in effect, and the Company is not in default in the performance, observation or fulfillment of its charter or bylaws or other governing instruments. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders since the time of Company's incorporation and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Company are true and complete.

     2.2  Authority to Execute and Perform Agreements.  The Company has the
          -------------------------------------------
corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No further action on the part of the Company is necessary to consummate the transactions contemplated hereby, except as provided in this Agreement and the Related Instruments. This Agreement has been duly executed and delivered by the Company and, subject to the foregoing, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

     2.3  Capitalization and Title to Shares.
          ----------------------------------

          (a) At Closing, the Company is authorized to issue 75,000,000 shares of Common Stock, of which 53,549,359 shares are issued and outstanding on the date hereof, and no shares of preferred stock. As of the Closing Date, there will be no shares of Preferred Stock (or warrants or other rights to acquire Preferred Stock) and no warrants or other rights to acquire Common Stock issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth on the Company Disclosure Schedule. No other class of capital stock of the Company is authorized or outstanding. All of the issued and outstanding shares of the Company's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of the Company's capital stock have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

          (b) The Company Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 2.3(b) have been previously furnished to the Purchasers. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of the Company to which the Company is a party. As of the Closing, there will be no outstanding convertible debt of the Company that is convertible into capital stock of the Company.

          (c) The Shares constitute no less than 90% of the Adjusted Fully Diluted Shares. "Adjusted Fully Diluted Shares" means Fully Diluted Shares minus all (i) options to purchase Common Stock that will be exchanged at Closing for options to purchase Engage Common Stock and (ii) shares of Common Stock subject to vesting that will be cancelled at Closing and replaced with options to purchase Engage Common Stock. The number of Adjusted Fully Diluted Shares is 53,549,359.

     2.4  Subsidiaries and Other Affiliates.
          ---------------------------------

          (a) The Company has no Subsidiaries except as set out in the Company Disclosure Schedule. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which the Company or any Subsidiary owns, directly or indirectly, stock or other equity interests.

          (b) The Company is not a party to a partnership or joint venture with any other person except as set out in the Company Disclosure Schedule.

     2.5  Financial Statements.  The Company has previously delivered to the
          --------------------
Purchasers (a) the audited consolidated financial statements of the Company at December 31, 1996 and December 31, 1997 and for the two years then ended (including the footnotes thereto) (the "Audited Financial Statements"), (b) the unaudited balance sheet of the Company as of January 31, 1999 and related statements of operations and cash flows for the period then ended (the "Interim Financial Statements"). All of such financial statements referred to in this section are collectively referred to herein as the "Company Financial Statements." The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and present fairly the financial position and the results of operations of the Company as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the Interim Financial Statements, to normal year end audit adjustments, which are not, in the aggregate, material and subject to the addition of appropriate notes to the Interim Financial Statements.

     2.6  Absence of Undisclosed Liabilities.  As of January 31, 1999, the
          ----------------------------------
Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as grantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the December 31, 1998 balance sheet included in the Audited Financial Statements or the January 31, 1999 balance sheet included in the Interim Financial Statements that were not adequately reflected or reserved against on such balance sheets. The Company has no such liabilities other than liabilities (a) adequately reflected or reserved against on the December 31, 1998 balance sheet included in the Audited Financial Statements or the January 31, 1999 balance sheet included in the Interim Financial Statements, (b)incurred since January 31, 1999 in the ordinary course of business, (c) disclosed in this Agreement or (d) that would not, in the aggregate, reasonably be expected to have a material adverse effect on the Business of Company.

     2.7  Intellectual Property.
          ---------------------

          (a) Company Intellectual Property.  All patents, trademarks, trade
              -----------------------------
names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, computer software programs or applications (in both source and object code form) ("Software Programs"), technical documentation of the Software Programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are used in the Company's business and/or in any product, technology or process (i) currently being manufactured, published or marketed by the Company or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company are hereinafter referred to as the "Company Intellectual Property."

          (b) Applications and Registrations.  The Company Disclosure Schedule
              ------------------------------
contains a true and complete list of all of the Company's patents' patent applications, trademark registrations, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property.

          (c) Rights to Company Intellectual Property.  The Company Intellectual
              ---------------------------------------
Property consists solely of items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid license. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's current and anticipated (up through the Closing) activities.

          (d) Third Party Claims.  Reproduction, manufacturing, distribution,
              ------------------
licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property owned by the Company or any product, service, work, technology or process as now licensed or sold by the Company to third parties does not infringe on any copyright, trade secret, trademark, service mark, trade name, mask work, moral right or patent of any person. No claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property owned by the Company, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company infringes on any intellectual property or other proprietary right of any person have been asserted or, to the best knowledge of Company, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the third-party software listed in Section 2.7(j) of the Company Disclosure Schedule, the foregoing shall apply only to the best of the Company's knowledge. The Company has made in a timely manner all filings and payments necessary to maintain in effect all registered, granted or issued patents, mask works, trademarks, Internet domain names and copyrights held by the Company. To the best of the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

          (e) Royalties.  Except as set forth on the Company Disclosure
              ---------
Schedule, there are no royalties, fees, honoraria or other payments payable by the Company to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business and support fees for third party software and other third party license fees and maintenance fees listed in Section 2.7 of the Company's Disclosure Schedule.

          (f) Personnel.  All personnel, including employees, agents,
              ---------
consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property owned by the Company on behalf of the Company have executed nondisclosure agreements in the form set forth on the Company Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

          (g) Third Party Agreements.  The Company is not, nor as a result of
              ----------------------
the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will Company be, in violation of any material license, sublicense, agreement or instrument relating to the Company Intellectual Property to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

          (h) Company Software Programs.  The Company Disclosure Schedule
              -------------------------
contains a true and complete list of all of Company's Software Programs owned by the Company. The Company owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (other than non-exclusive licenses granted in the ordinary course of business).

          (i) Protection.  The Company has enforced the trade secret protection
              ----------
program set forth in the Company Disclosure Schedule. To the best of the Company's knowledge, there has been no violation of such program by any person or entity. The source code and system documentation relating to the Software Programs owned by the Company (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Company only to employees who have had a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed the nondisclosure agreements referred to in
Section 2.7(f), and (iii) have not been disclosed to any third party.

          (j) Third-Party Software.  The Company Disclosure Schedule contains a
              --------------------
complete list of (i) software libraries, compilers and other third-party software used in the development of the Software Programs and (ii) material software systems and applications used by the Company in the operation of its business. The Company Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by the Company.

          (k) Software Performance.  The Software Programs owned by the Company
              --------------------
will perform in accordance with the warranties set forth in the standard end-user license agreements listed on the Company Disclosure Schedule (the "License Agreements").

          (l) Integrity.  Except with respect to demonstration or trial copies,
              ---------
no portion of any Software Program owned by the Company contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

          (m) Contract Performance.  The Company has observed all provisions of
              --------------------
and performed all of its material obligations under the License Agreements, including, but not limited to, the performance of its product maintenance obligations. The Company has not taken any action, or failed to take any action, that could cause (i) any source code, trade secret or other Company Intellectual Property to be released from an escrow or otherwise made available to any person or entity other than those persons described in Section 2.7(i), dedicated to the public or otherwise placed in the public domain or (ii) any other adverse affect to the protection of the Software Programs owned by the Company under trade secret, copyright, patent or other intellectual property laws.

          (n) Year 2000.  The Software Programs owned by the Company (i) shall
              ---------
store, retrieve, sort and process date data correctly when used on the proper platform and in accordance with the applicable Technical Documentation, (ii) when used on the proper platform and in accordance with the applicable Technical Documentation shall store, retrieve, sort and process date data correctly, and
(iii) when used on the proper platform and in accordance with the applicable Technical Documentation, shall not end abnormally or provide invalid or incorrect results as a result of date data, including without limitation date data which represents or references different centuries or more than one century. The Company Acquisition Year 2000 Questionnaire completed by the Company and sent to the

Purchasers on February 17, 1999 by facsimile transmission contains no material untrue statements of fact and does not omit to state any facts necessary to make the statements therein not materially misleading.

          (o) Adequacy of Technical Documentation.  The Technical Documentation
              -----------------------------------
for the Software Programs owned by the Company includes the source code (with comments) for such Software Programs, as well as any pertinent comments by or explanation that may be necessary to render such materials understandable and usable to a programmer trained in the language in which the Software Program is written and ordinarily skilled in such matters. The Technical Documentation for the Software Programs owned by the Company, also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and implementation of the Software Programs.

     2.8  No Material Adverse Change.  Since January 31, 1999 there has not
          --------------------------
been:

          (a) any material adverse change in the Business of Company;

          (b) any transaction, commitment, contract or agreement entered into by the Company or any termination by the Company of any contract or other right having a value of or requiring aggregate payments in excess of $30,000;

          (c) any redemption or other acquisition of any capital stock of the Company by the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind by the Company with respect to any shares of capital stock of the Company except for stock options granted in the ordinary course of business;

          (d) any increase in compensation, bonus or other benefits payable or to become payable by the Company to any of their respective directors, officers or employees, other than regularly scheduled increases in the ordinary course of business;

          (e) any entering into or granting by the Company of any new employment agreement providing for annual compensation over $ 100,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $100,000 and any grant of any severance or termination rights to any director, officer or employee of the Company or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

          (f) any material change in any accounting method or practice followed by the Company;

          (g) any making by the Company of any loan or advance to any stockholder, officer, director or consultant (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

          (h) except for inventory or equipment acquired in the ordinary course of business, any material acquisition by the Company of all or any part of the assets, properties, capital stock or business of any other person;

          (i) any destruction of, material damage to or loss of any assets material to the Business of Company (whether or not covered by insurances);

          (j) a material adverse change in a customer relationship including, without limitation, the following to the extent inconsistent with the Company's past results: cancellation or termination or actual notice of cancellation or termination by any customer of its relationship or a material portion of its relationship with Company or any material decrease or planned decrease in the usage or purchase of the products or services of Company by any such customer;

          (k) any filed claim of wrongful discharge or other unlawful labor practice or action or to the best knowledge of the Company of facts which could reasonably be expected to form the basis of such a claim;

          (l) any litigation commenced by or against the Company that (i) is likely to result in a final judgment adverse to the Company, and (ii) is likely to have a material adverse effect on the Business of Company;

          (m) except in the ordinary course of business, any sale, abandonment or any other disposition of any of the Company's assets or properties; or

          (n) any commitment or agreement by Company or any of its directors, officers or employees to do any of the things described in the preceding clauses
(a) through (m).

     2.9  Tax Matters.
          -----------

          (a) The Company has filed all tax reports and returns required to be filed by it and paid or will timely pay all taxes and other charges shown as due on such reports and returns. The Company is not delinquent in the payment of any material tax assessment, or any other governmental charge (including without limitation applicable withholding taxes, without regard to materiality). Any provision for taxes reflected in the Audited Financial Statements is adequate for payment of any and all tax liabilities for periods ending on or before December 31, 1998 and there are no tax liens on any assets of the Company except liens for current taxes not yet due.

          (b) There has not been any audit of any tax return filed by the Company and no audit of any such tax return is in progress and the Company has not been notified by any tax authority that any such audit is contemplated or pending. The Company knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and the Company knows of no grounds for any such assessment except for IRS challenges that may be made to reasonable filing positions taken by the Company in its returns. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

          (c) The Company has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (d) The Company is not and has never been a member of a consolidated group or combined group of corporations.

     2.1  Compliance with Laws.
          --------------------

          (a) The Company has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of its business (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any Permit. The Company Disclosure Schedule contains a true and complete list of all Permits.

          (b) The Company is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, be reasonably expected to have a material adverse effect on the Business of Company. Since its organization, the Company has not received notice of; and there has not been any citation, fine or penalty imposed against the Company for, any such violation or alleged violation.

     2.11  No Breach.  The execution, delivery and performance of this Agreement
           ---------
by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or Bylaws of the Company; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company is a party or to which it or its assets or properties is bound or subject; (c) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or by which any of Company's assets, properties or securities is bound; (d) violate any Permit; (e) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body; or (f) result in the creation of any lien or other encumbrance on the assets, properties or securities of the Company, excluding from the foregoing clauses (b), (c), (d), (e) and (f) exceptions to the foregoing that, in the aggregate, would not be reasonably expected to have a material adverse effect on the Business of Company or on the ability of the Company to consummate the transactions contemplated hereby.

     2.12  Actions and Proceedings.  There are no outstanding orders, awards,
           -----------------------
judgments, injunctions or decrees of any court, arbitrator or governmental or regulatory body against the Company or any of its securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against the Company that in the aggregate would reasonably be expected to have a material adverse effect upon the transactions contemplated hereby or the Business of Company. To the best knowledge of the Company, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that individually or in the aggregate would reasonably be expected to have a material adverse effect upon the transactions contemplated hereby or on the Business of Company.

     2.13  Contracts and Other Agreements.  The Company Disclosure Schedule sets
           ------------------------------
forth a list of the following contracts and other agreements to which the Company is a party or by or to which any it or its assets or properties are bound or subject:

          (a) any agreement or series of related agreements requiring aggregate payments by or to the Company of more than $50,000;

          (b) any agreement with or for the benefit of any current officer, director, shareholder, employee or consultant of the Company;

          (c) any agreement with any labor union or association representing any employee of the Company;

          (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Company to purchase all or substantially all of its requirements of a particular product or service from a supplier, or for periodic minimum purchases of a particular material product or material service from a supplier;

          (e) any agreement for the sale of any of the assets or properties of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties other than in the ordinary course of business;

          (f) any partnership or joint venture agreement including co-marketing agreements;

          (g) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $30,000;

          (h) any agreement containing covenants of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or in any line of business of the Company;

          (i) any agreement granting or restricting the right of the Company to use any Intellectual Property other than license agreements entered into in the ordinary course of business;

          (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          (k) any agreement with any holder of securities of the Company as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          (l) any agreement obligating the Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

          (m) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other person;

          (n) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

          (o) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money in amounts over $5,000;

          (p) any lease, sublease or other agreement under which the Company is lessor or lessee of any real property or equipment or other tangible property;

          (q) any material agreement with a change of control provision or otherwise requiring consent with respect to the Closing;

          (r) any stock option agreement; restricted stock agreement; employment or severance agreement; phantom stock plan; bonus, incentive or similar agreement, arrangement or understanding;

          (s) any distribution or sales representative agreement or agreements appointing any agents; and

          (t) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the Company Disclosure Schedule have been furnished to the Purchasers. Each of such contracts is valid, subsisting, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor, to the best knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, in the aggregate, be reasonably expected to have a material adverse effect on the Business of Company.

     2.14  Bank Accounts and Powers of Attorney. The Company Disclosure Schedule
           ------------------------------------
identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company and a summary of the terms thereof.

     2.15  Properties.
           ----------

          (a) The Company owns and has good title to all of its assets and properties reflected as owned on the December 31,1998 balance sheet included in the Audited Financial Statements and the January 31, 1999 balance sheet included in the Interim Financial Statements, free and clear of any lien, claim or other encumbrance, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since January 31, 1999, (ii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable,
(iii) liens for taxes not yet delinquent and (iv) liens, claims or other encumbrances that, in the aggregate, are not material to the Business of Company.

          (b) The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property. The Company has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property material to the conduct of its business, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of the Company that is on loan from another party.

     2.16  Customers.  The Company Disclosure Schedule sets forth the customers
           ---------
who accounted for at least 90% of the Company's revenues and 90% of the Company's Clickstream Data collection during 1998 (the "Customers"). The relationships of the Company with the Customers are good commercial working relationships. No Customers have canceled or otherwise terminated their respective relationship with the Company or have decreased their respective usage or purchase of the services of the Company resulting in a material adverse effect on the Business of Company. The Company does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage or purchase of the services or products of the Company.

     2.17  Accounts Receivable.  Subject to the allowances with respect to
           -------------------
accounts receivable set forth on the December 31, 1998 balance sheet included with the Audited Financial Statements or the January 31, 1999 balance sheet included in the Interim Financial Statements, all accounts receivable reflected on such balance sheets and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company and have been and are subject to no set-off, counterclaim or future performance obligation on the part of the Company.

     2.18  Employee Benefit Plans.
           ----------------------

          (a) Definitions.  The following terms shall have the meanings set
              -----------
forth below:

              (i) "Affiliate" shall mean any other person or entity controlled by or under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

              (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

              (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA (A) that is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any "Employee" (as defined below), and (B) pursuant to which Company or any Affiliate has or may have any material liability contingent or otherwise;

              (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Company or any Affiliate;

              (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Company or any Affiliate and any Employee or consultant; pursuant to which the Company or any Affiliate has or may have any material liability;

              (vi)   "IRS" shall mean the Internal Revenue Service;

              (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) that is a "multiemployer plan" as defined in Section 3(37) of ERISA; and

              (viii) "Pension Plan" shall refer to each Company Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  The Company Disclosure Schedule contains an accurate
              --------
and complete list of each Company Employee Plan and each Employee Agreement Except as may be set forth on the Company Disclosure Schedule, neither Company nor any Affiliate has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

          (c) Documents.  Company has provided or made available to Purchasers
              ---------
true and complete copies of (i) all documents comprising each written Company Employee Plan and each written Employee Agreement, including all amendments thereof, and any trust agreements, insurance contracts, and other funding agreements; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) the most recent actuarial reports prepared for each of the Company Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Company Employee Plans for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case that (A), relate to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events and (B) would result in any material liability to Company or any Affiliate; and (vii) all securities law registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance.  (i) Company and each Affiliate has
              ------------------------
performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; except, in each case, where the failure to do so would not have a material adverse effect on the Business of the Company; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan for which no exemption exists under Section 4975(c) or (d) of the Code or Section 408 of ERISA that would have a material adverse effect on the Business of Company; (iii) there are no actions, suits or claims pending, or, to the best knowledge of Company, threatened or anticipated (other than routine claims for benefits or actions seeking qualified domestic relations orders) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued alter the Effective Time in accordance with its terms, without liability to Company, the Surviving Corporation or any of its Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance at a rate not materially in excess of the amount provided in the Audited Financial Statements); (v) there are no inquiries or proceedings pending or, to the best knowledge of Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; (vi) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 406(i) of ERISA or Section 4975 through 4980 of the Code that would have a material adverse effect on the Business of Company; (vii) all contributions, premiums or other payments due from Company or its Affiliates with respect to any Company Employee Plan have been fully paid or adequately provided for on the Audited Financial Statements; and (viii) all reports required by any governmental agency to be filed with respect to each Company Employee Plan have been timely filed except where the failure to be so timely filed would not have a material adverse effect on the Business of Company.

          (e) Pension Plan Qualification Funding.
              ----------------------------------

              (i) With respect to each Pension Plan which is intended to be qualified under Section 401(a) of the Code, each such Pension Plan has received a favorable determination as to its qualification from the IRS and, to the best knowledge of the Company and its Affiliates, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (ii) The Audited Financial Statements of Company reflect all employee benefit liabilities of Company in a manner satisfying the requirements of FAS 87 and 88 .

              (iii) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, part 3 of ERISA, the funding method used in connection with such Pension Plan is acceptable under ERISA, and the actuarial assumptions used in connection with funding such Pension Plan are, in the aggregate, reasonable. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

          (f) Multiemployer Plans.  At no time has Company or any Affiliate
              -------------------
contributed to or been required to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  No Company Employee Plan
              ------------------------------
provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

              (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee that would have a material adverse effect on the Business of Company.

              (ii) No payment or benefit that will be made by Company or any Affiliate with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (i) Funded Welfare Benefit Plans.  Each Company Employee Plan which is
              ----------------------------
maintained in connection with any trust or other arrangement described in
Section 501(c)(9) of the Code or is otherwise funded within the meaning of
Section 419 of the Code has received a favorable ruling as to its tax-exempt status and, to the best knowledge of the Company and its Affiliates, nothing has occurred, whether by action or failure to act, which would cause the loss of such tax-exempt status.

          (j) COBRA.  With respect to any group health plan within the meaning
              -----
of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code have been complied with in all material respects.

     2.19  Employee Relations.  The Company has approximately 65 full-time
           ------------------
equivalent employees and generally enjoys good employer employee relations. The Company is not delinquent in payments to any of its employees or consultants for any material wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither the Company nor the Purchasers will by reason of the Closing or anything done prior thereto (with the parties hereto agreeing to pro rata liability to the extent that any such reason relates to actions taken both prior to and following the Closing Date) be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies). True and complete information as to all current directors, officers, employees or consultants of the Company, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to the Purchasers.

     2.20  Employment Matters.  The Company is in compliance in all material
           ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees. No work stoppage or labor strike against the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the best knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relationships Act. The Company is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

     2.21  Employee Conflicts. To the best knowledge of the Company, no employee
           ------------------
of the Company (a) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others or (b) has given notice to the Company nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company.

     2.22  Transactions with Management. No executive officer or director of the
           ----------------------------
Company has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less that 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of the Company (except as a shareholder or optionholder), (b) any current competitor, customer or supplier of the Company, or (c) any person which is currently a party to any material contract or agreement with the Company, except for portfolio investments of venture capital entities affiliated with such directors and executive officers.

     2.23  Insurance.  The Company Disclosure Schedule sets forth a list of all
           ---------
policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company, as applicable, and are in conformity with the requirements of all leases or other agreements to which the Company is a party and, to the best knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in default with respect to any material provision contained in any such policy or binder nor has the Company failed to give any material notice or present any material claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

     2.24  Brokerage.  Except as otherwise disclosed to the Purchasers in
           ---------
writing, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company, or any action taken by it.

     2.25  Hazardous Materials.
           -------------------

          (a) There has been no generation, use, handling, storage or disposal of any Hazardous Materials in material violation of common law or any applicable environmental law at any site owned or premises leased by the Company during the period of the Company's ownership or lease or to the best of Company's knowledge, prior thereto. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period or, to the best of Company's knowledge, prior thereto in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.

          (b) To the best of the Company's knowledge, there is no environmental or health and safety matter that would reasonably be expected to have a material adverse effect on the Business of Company. The Company has previously furnished to the Purchasers and copies of any environmental audits or risk assessments, site assessments, and material documentation prepared by or for the Company regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

     2.26  HSR.  The Company did not report annual net sales of $10 million or
           ---
greater on its last annual statement nor did the Company report total assets of $10 million or greater on its last regularly prepared balance sheet and, therefore, does not meet the Clayton Act's "size of person" test (15 U.S.C.
Section 18a(a)(2)).

     2.27  Disclosure.  The representations and warranties and statements of the
           ----------
Company and contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact specifically relating to the Business of Company and known to the Company or any Selling Stockholder that has not been disclosed to the Purchasers in this Agreement that is reasonably likely to have a material adverse effect on the Business of Company.

           SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE SELLING
                                 STOCKHOLDERS

     Except as set forth on the disclosure schedule delivered to the Purchasers on the date hereof (the "Stockholder Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each of the Stockholders, severally but not jointly, represents and warrants to the Purchasers as to itself only as follows:

     3.1  Authority to Execute and Perform Agreements.  Such Stockholder has the
          -------------------------------------------
full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement, the Escrow Agreement and the Stockholder Letter (as defined in Section 5.8) and to perform fully its or his obligations hereunder and thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. When executed and delivered pursuant hereto, each of the Escrow Agreement and the Stockholder Letter will be the valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

     3.2  No Breach.  The execution, delivery and performance of this Agreement,
          ---------
the Escrow Agreement and the Stockholder Letter and the consummation of the transactions contemplated hereby and thereby will not (a) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Stockholder is a party or to which the Stockholder or its assets or properties are bound or subject; (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Stockholder or upon the securities, properties or assets of the Stockholder; or (c) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person.

     3.3  Title to Shares.  Such Stockholder owns (or will, as of the Closing,
          ---------------
own) beneficially and of record, free and clear of any lien, claim or encumbrance, the shares of Common Stock set forth opposite such stockholder's name on Section 3.3 of the Company Disclosure Schedule. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which such Stockholder is a party.

     3.4  Absence of Control.  Such Stockholder, together with all of its
          ------------------
affiliates, does not hold 50% or more of the outstanding voting securities of the Company or have the contractual power to designate 50% or more of the directors of the Company.

           SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Except as set forth on the disclosure schedule delivered to the Company and the Stockholders on the date hereof (the "Purchasers Disclosure Schedule"), the Purchasers' Certificates of Incorporation or in the documents identified in
Section 4.4 (such documents, together with the Purchasers Disclosure Schedule, the "Purchasers Disclosure Documents"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each Purchaser represents and warrants regarding itself to the Stockholders as follows:

     4.1  Organization.  Each of the Purchasers is a corporation duly organized,
          ------------
validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

     4.2  Authority to Execute and Perform Agreement.  Each of the Purchasers
          ------------------------------------------
has the corporate power and authority to enter into, execute and deliver this

Agreement, the Registration Rights Agreement and the Escrow Agreement, and to perform fully its respective obligations hereunder and thereunder. The execution and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of the Purchasers, which is the only required corporate action on the part of the Purchasers. This Agreement has been duly executed and delivered by each of Purchasers and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. The Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Purchasers and each constitutes its valid and binding obligation, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

     4.3  Capitalization of CMGI.
          ----------------------

          (a) CMGI is authorized to issue 100,000,000 shares of CMGI Common Stock, of which 46,666,765 shares were issued and outstanding as of March 1, 1999, and 5,000,000 shares of preferred stock, $.01 par value, issuable in series, 250 of which are designated Series A Preferred Stock none of which are outstanding and 50,000 of which are designated Series B Preferred Stock all of which are issued and outstanding. As of March 1, 1999, except for an aggregate of 5,814,923 shares of CMGI Common Stock reserved for issuance under various stock option and stock purchase plans of CMGI, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from CMGI any shares of the capital stock or any other security of CMGI and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. There are no agreements to repurchase, redeem or acquire shares in CMGI. There are no stockholder agreements, voting agreements or trusts or understandings to which CMGI is a party or by which it is bound. The Purchasers Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities. When issued in accordance with the terms of this Agreement, CMGI Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

          (b) Engage is authorized to issue 30,000,000 shares of Engage Common Stock, of which 107,570 shares are issued and outstanding and 5,000,000 shares of preferred stock, $.01 par value, issuable in series, 1,500,000 shares of which are designated Series A Preferred Stock, all of which are issued and outstanding, and 238,597 shares of which are designated Series B Preferred Stock, all which are issued and outstanding. As of March 8, 1999, except for an aggregate of 2,787,167 shares of Engage Common Stock reserved for issuance under various stock option and stock purchase plans of Engage and except as provided in this Agreement, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Engage any shares of the capital stock or any other security of Engage and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. There are no agreements to repurchase, redeem or acquire shares in Engage. There are no stockholder agreements, voting agreements or trusts or understandings to which Engage is a party or by which it is bound. The Purchasers Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities. When issued in accordance with the terms of this Agreement, Engage Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

          (c) All the issued and outstanding shares of capital stock of CMGI and of Engage, including the shares to be received by the Stockholders pursuant to this Agreement, have been or, at the Closing, will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive rights. None of the issued and outstanding shares of the Company's capital stock have been issued in violation of any federal or state law or any preemptive right or rights to subscribe for or purchase securities.

     4.4  SEC Reports.  CMGI has previously made available to the Company its
          -----------
(i) Annual Report on Form 10-K for the year ended July 31, 1998 (the "CMGI 10-K"), as filed with the SEC, (ii) all proxy statements relating to the CMGI'S meetings of stockholders held since July 31, 1998, (iii) all other periodic and current reports filed by CMGI with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") since July 31, 1998 and (iv) the Registration Statement on Form S-3 (File No. 333-71863) filed by CMGI on February 5, 1999 under the Securities Act of 1933. As of their respective dates, such filings complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CMGI has timely filed with the SEC all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since July 31, 1998.

     4.5  No Material Adverse Change.  Since July 31, 1998, except as described
          --------------------------
in a CMGI's Form 10-Q or Form 8-K, there has not been any material adverse change in the assets, properties, business, results of operations or financial condition of CMGI or Engage individually or CMGI and its subsidiaries, including Engage, taken as a whole (the "Business of Purchasers").

     4.6  No Breach.  The execution, delivery and performance of this Agreement,
          ---------
the Registration Rights Agreement and the Escrow Agreement by the Purchasers and consummation by such parties of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or Bylaws of the Purchasers; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Purchasers are a party or to which either of them or any of their assets, properties or securities is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to the purchasers or by which any of their assets, properties or securities is bound; (iv) except for (a) the registration with the SEC of the CMGI Common Stock to be issued pursuant to this Agreement and (b) the filing with the Nasdaq National Market of an application for listing of the shares of CMGI Common Stock to be issued hereunder, require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or any other person; (v) result in the creation of any lien or other encumbrance on the assets, properties or securities of the Purchasers, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of either of the Purchasers or on the ability of the Purchasers to consummate the transactions contemplated hereby.

     4.7  Actions and Proceedings.  Except as described in the filings
          -----------------------
identified in Section 4.4, there are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Purchasers or any of its securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Purchasers, threatened against the Purchasers that in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of either of the Purchasers. To the best knowledge of the Purchasers, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or on the Business of either of the Purchasers.

     4.8  Brokerage.  Except as otherwise disclosed to the Company in writing,
          ---------
no broker, finder, agent or similar intermediary has acted on behalf of the Purchasers in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with either of the Purchasers, or any action taken by either of them.

     4.9  Disclosure.  The representations and warranties and statements of the
          ----------
Purchasers contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations and warranties and statements, in light of the circumstances under which they are made, not misleading.

     4.10 Acquisition of Purchased Stock.  Purchasers are acquiring the Shares
          ------------------------------
for their own respective accounts and for investment, and not with a view to, or for sale in connection with, any distribution of any of the Shares.

     4.11 Engage Valuation.  The documents and other information provided to
          ----------------
Stockholders in connection with their investigation of the valuation of Engage represent, in the aggregate, the Purchaser's good faith estimate of the valuation of Engage, taking into account reasonable discounts for contingencies known or unknown, as of the date hereof and do not, to the best of the Purchaser's knowledge, contain any material untrue statements of fact or omit to state any facts necessary to make the statements therein not materially misleading; provided, however, that the Company and Stockholders do hereby acknowledge that any such estimate cannot be construed as an assurance of value or future performance and that the actual valuation of Engage may, currently and in the future, vary materially from such estimate.

     4.12 Financial Statements.  Engage has previously delivered to the
          --------------------
Stockholders (i) a profit and loss statement dated for the five months ended December 31, 1998 and (ii) a balance sheet dated as of December 31, 1998. All of such financial statements referred to in this section are collectively referred to herein as the "Engage Financial Statements." The Engage Financial Statements have been prepared from, and are in accordance with, the books and records of Engage and present fairly the financial position and the results of operations of Engage as of the dates and for the periods indicated, in each case in accordance with GAAP consistently applied throughout the period involved, except as otherwise stated therein.

                     SECTION 5 - COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     5.1  Conduct of Business.  Except with the prior written consent of the
          -------------------
Purchasers, which will not be unreasonably withheld, and except as otherwise contemplated herein, during the period from the date hereof to the earlier of the Closing Date and the termination of this Agreement in accordance with
Section 9 hereof, the Company shall observe the following covenants:

          (a) Affirmative Covenants Pending Closing.  The Company will:
              -------------------------------------

              (i)    Preservation of Personnel. Use reasonable commercial
                     -------------------------
efforts to preserve intact its business organization and keep available the services of present employees, in each case in accordance with past practice, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

              (ii)   Insurance.  Use reasonable commercial efforts to keep in
                     ---------
effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

              (iii)  Preservation of the Business; Maintenance of Properties
                     -------------------------------------------------------
Contracts.  Use reasonable commercial efforts to preserve its businesses,
---------
advertise, promote and market its services, keep its properties intact, preserve its goodwill, and maintain all physical properties in good operating condition;

              (iv)   Intellectual Property Rights.  Use reasonable commercial
                     ----------------------------
efforts to preserve and protect the Company Intellectual Property; and

              (v)    Ordinary Course of Business.  Operate its business
                     ---------------------------
diligently and solely in the ordinary course.

          (b) Negative Covenants Pending Closing.  The Company will not, without
              ----------------------------------
the consent of the Purchasers (which consent shall not be unreasonably withheld):

              (i)    Disposition of Assets.  Sell or transfer, or mortgage,
                     ---------------------
pledge or create or permit to be created any lien on, any of its assets, other than sales or transfers in the ordinary course of business and liens existing under arrangements disclosed herein or permitted under Section 2.15;

              (ii)   Liabilities.  (A) Incur any obligation or liability other
                     -----------
than in the ordinary course of the Company's business, (B) incur any indebtedness for borrowed money or (C) enter into any contract or commitment (or series of contracts or commitments) requiring payments by the Company of $50,000 or more per contract or commitment (or series of contracts or commitments), other than purchase orders, licenses or commitments for inventory materials and supplies in the ordinary course of business;

              (iii)  Compensation.  (A) Change the compensation or fringe
                     ------------
benefits of any officer, director, employee or consultant, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices or (B) enter into or modify any Company Plan or any employment, severance or other agreement with any officer, director, employee or consultant of the Company;

              (iv)   Capital Stock.  (A) Grant or accelerate the exercisability
                     -------------
of, any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, (B) declare or pay any dividend or other distribution with respect to any shares of its capital stock or (C) issue any shares of its capital stock, except upon the exercise of options or the conversion of Preferred Stock outstanding on the date hereof;

              (v)    Charter and Bylaws.  Amend the Articles of Incorporation or
                     ------------------
Bylaws of the Company;

              (vi)   Acquisitions.  Make any acquisition of property other than
                     ------------
in the ordinary course of the Company's business;

              (vii)  License Agreements.  Enter into or modify any license,
                     ------------------
technology development or technology transfer agreement with any other person or entity, other than license agreements entered into in the ordinary course of business on the Company's standard form as previously delivered to the Purchasers;

              (vii)  Legal Action.  Commence any legal action outside the
                     ------------
ordinary course of business that would reasonably be expected to expose the Company directly or indirectly to any material liability as a result of any counterclaim or cross-claim or otherwise;

              (ix)   Other Material Changes.  Take any affirmative action or
                     ----------------------
fail to take any reasonable action within its control as a result of which any of the changes or events listed in Section 2.8 is likely to occur.

     5.2  Corporate Examinations and Investigations.
          -----------------------------------------

          (a) Prior to the Closing, the Purchasers shall be entitled, through their employees and representatives, to have such access to the assets, properties, business, books, records and operations of the Company as the Purchasers shall reasonably request in connection with the Purchaser's investigation of the Company with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and the Company shall cooperate fully therein. No investigation by the Purchasers shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company or the Stockholders contained in this Agreement. In order that the Purchasers may have full opportunity to make such investigation, the Company shall furnish the representatives of the Purchasers during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

          (b) Prior to the Closing, the Company and the Stockholders shall be entitled, through their financial advisors, to have such access to the financial data, business plan and key executives of Engage as such advisors shall reasonably request in connection with the valuation of Engage.

     5.3  Expenses.  Except as contemplated in Section 7.3 below, each of the
          --------
Company, the Purchasers and each Stockholder shall bear its or his respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     5.4  Authorization from Others.  Prior to the Closing Date, the parties
          -------------------------
shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement.

     5.5  Consummation of Agreement.  Each party shall use all reasonable
          -------------------------
efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Closing, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     5.6  Public Announcements and Confidentiality.  Any press release or other
          ----------------------------------------
information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of the Purchasers and the Company, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law or the rules of the Nasdaq National Market. The Company, the Stockholders and the Purchasers shall also keep confidential and shall not use in any manner any information or documents obtained from the Company, the Purchasers or Stockholders, respectively, or their representatives concerning the Company's, the Purchasers' or Stockholders' respective assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by the Company, the Stockholders or the Purchasers independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates, all copies of any documents obtained from a party or its representatives will be returned to the other party, except that one copy thereof may be retained by outside counsel to the party returning such documents in order to evidence compliance hereunder. The obligations set forth in the previous two sentences of this Section 5.6 shall survive termination of this Agreement.

     5.7  No Solicitation.  The Company and the Stockholders will not (i)
          ---------------
solicit, initiate or encourage discussions with any person, other than the Purchasers, relating to the possible acquisition of the Company or of all or a material portion of the assets or capital stock of the Company or any merger or other business combination with the Company (an "Acquisition Transaction") or
(ii) participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. The Company and the Stockholders agree to inform the Purchasers in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

     5.8  Investment Representation and Lock-Ups.  Each Stockholder shall
          --------------------------------------
deliver to the Purchasers prior to the Closing Date an investment representation and lock-up letter substantially in the form attached hereto as Exhibit B (a
                                                                ---------
"Stockholder Letter").

     5.9  Employment Related Instruments.  The Company shall (and the
          ------------------------------
Stockholders shall cause the Company to) use all reasonable efforts to deliver to the Purchasers prior to the Closing Date from all employees of the Company a Non-Disclosure and Developments Agreement and a Non-Competition and Non-Solicitation Agreement in the form attached to such person's employment offer letters from CMGI.

     5.10 Disclosure Statements.  Prior to the Closing, each party promptly will
          ---------------------
supplement or amend its Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to a Disclosure Schedule shall be deemed to supplement or amend such Disclosure Schedule for purposes of (i) determining the accuracy of any of the representations and warranties made by a party in this Agreement or (ii) determining whether any condition to a party's obligations to consummate the transaction contemplated by this Agreement has been satisfied.

     5.11 Further Assurances.  Each of the parties shall execute such documents,
          ------------------
further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     5.12 Stock Options.
          -------------

          (a) Upon the Closing Date, except as otherwise described below, each stock option to purchase the Company's Common Stock that is then outstanding shall, at the election of the Company optionholder, be exchanged for an option to purchase Engage Common Stock in accordance with the terms of an agreement to be signed by the optionholders so electing. Upon such election, all rights with respect to Company Common Stock under outstanding Company options shall thereupon be converted into rights with respect to Engage Common Stock. Accordingly, from and after the Closing Date, (i) each Company option so exchanged may be exercised solely for shares of Engage Common Stock, (ii) the number of shares of Engage Common Stock subject to each such exchanged Company option shall be equal to the number of shares of Company Common Stock that were subject to such Company option immediately prior to the Closing Date multiplied by .050305, rounded down to the nearest whole number of shares of Engage Common Stock, (iii) the per share exercise price for Engage Common Stock issuable upon exercise of each such exchanged Company option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company option, as in effect immediately prior to the Closing Date, by .050305 and rounding down the resulting exercise price to the nearest whole cent, and (iv) all restrictions on the exercise of each such exchanged Company option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company option shall otherwise remain materially unchanged; provided, however, that each such exchanged Company option shall be a nonstatutory stock option and not an incentive stock option. The parties hereto shall take all reasonable efforts to effect the exchange of options for those optionholders electing for such exchange, as set forth in this
Section 5.12(a).

          (b) With respect to the stock options to purchase the Company's Common Stock granted in December 1998, outside the Company's stock option plan, all such options shall be exercised at or prior to the Closing, and holders thereof who are accredited investors shall receive stock consideration hereunder with respect thereto, and holders thereof who are not accredited investors shall receive cash under a stock purchase agreement (the "Unaccredited Person Stock Purchase Agreement") with respect thereto.

          (c) With respect to the stock options to purchase the Company's Common Stock granted to accredited investors who exercised early-exercise provisions applicable to such options and in connection with which the vesting criteria have been satisfied at or prior to Closing, the holders of the Company's Common Stock issued pursuant thereto shall receive stock consideration hereunder with respect thereto.

          (d) With respect to the stock options to purchase the Company's Common Stock granted to unaccredited investors who exercised early-exercise provisions applicable to such options and in connection with which the vesting criteria have been satisfied at or prior to Closing, the holders of the Company's Common Stock issued pursuant thereto shall receive options to purchase Engage Common Stock with respect thereto as described in subsection (a) above.

          (e) With respect to the stock options to purchase the Company's Common Stock granted to any persons who exercised early-exercise provisions applicable to such options and in connection with which the vesting criteria have not been satisfied at or prior to Closing, the holders of the Company's Common Stock issued pursuant thereto shall receive options to purchase Engage Common Stock with respect thereto as described in subsection (a) above.

          (f) With respect to the shares of the Company's Common Stock referred to in subsections (d) and (e) above, such shares shall be cancelled and the notes payable to the Company relating to the exercises prices therefore shall be cancelled.

     5.13 Short-Form Merger.  Within two business days following the Closing
          -----------------
Date, the Purchaser shall cause to be mailed to the then-existing shareholders of record of the Company a notice of the intention to merge (the "Merger") the Company with a newly-created subsidiary of Engage or CMGI, and the Purchasers shall cause the Merger to be effected within 30 days following the Closing Date. In the Merger each outstanding share of Common Stock shall be converted into the right to receive a pro rata share of (i) $30 million minus the aggregate Initial Consideration (without giving effect to any reduction pursuant to Section 7.3) and (ii) for each of the two performance goals specified in Subsections 1.1(b)(v) and 1.1(b)(vi), if such goal is met, $1.5 million minus the aggregate Contingent Consideration paid to the Stockholders in connection therewith.

     5.14 Underwater Warrants.  The Company represents and warrants to
          -------------------
Purchasers that Schedule 3 hereto is a true and complete list of all warrants
                ----------
("Underwater Warrants") to purchase capital stock of the Company with exercise prices ("Exercise Prices") per share of Common Stock (or equivalent) greater than $0.57, together with the notice period required for termination thereof. Prior to

Closing, the Company shall (i) amend its Articles of Incorporation to provide for the elimination of all series of preferred stock of the Company and the concomitant conversion into Common Stock of all such eliminated preferred stock and (ii) give notice of termination of all Underwater Warrants to the holders thereof. In the event that holders of any Underwater Warrants elect to exercise (prior to termination) such Underwater Warrants, Purchasers shall issue CMGI Common Stock and Engage Common Stock to such holders as if such holders had so exercised prior to the Closing Date, provided that such holders agree to be bound by the terms of this Agreement. Anything to the contrary contained herein notwithstanding, Stockholders shall indemnify Purchasers in full with respect to
(x) any failure to give timely notice of termination under the Underwater Warrants and (y) the amount, if any, by which the fair market value of CMGI Common Stock and Engage Common Stock, valued at the date of issuance (by reference to the 20 prior trading days as relates to CMGI and the good faith estimate of the Board of Directors as relates to Engage) issued to holders of Underwater Warrants, or the consideration payable to such holders in the Merger (as a result of appraisal rights or otherwise), exceeds the aggregate Exercise Prices actually paid to the Company with respect to such Underwater Warrants in accordance with and subject to the limitations of Section 10 herein (without giving effect to provisions of Section 10.4 herein applicable solely to third-party claims).

              SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF EACH PARTY TO CONSUMMATE THE TRANSACTION

     The respective obligations of each party to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver, at or before the Closing Date, of each of the following conditions:

     6.1  Approvals.  All required approvals of the stockholders of the Company
          ---------
and all material consents and approvals referred to in this Agreement shall have been obtained.

     6.2  Absence of Order.  No restraining order or injunction of any court
          ----------------
which prevents consummation of the transaction contemplated by this Agreement shall be in effect.

     6.3  Due Diligence.  Each party shall be reasonably satisfied with the
          -------------
results of its due diligence investigation as contemplated in Section 5.2.

              SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF PURCHASERS TO CONSUMMATE THE TRANSACTION

     The obligation of the Purchasers to consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver by the Purchasers, at or before the Closing Date, of the following conditions:

     7.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of the Company since the date hereof. The Company and the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     7.2  Opinion of Counsel to Company.  The Purchasers shall have received an
          -----------------------------
opinion of counsel to the Company and the Stockholders, dated the Closing Date, in form and substance attached hereto as Exhibit C.
                                         ---------

     7.3  Fees, Bonuses and Indebtedness.  The Selling Stockholders shall have
          ------------------------------
satisfied (a) all obligations owing under that certain Loan and Security Agreement, dated September 25, 1996, by and between the Company and Silicon Valley Bank, (b) all accrued obligations of the Company under all bonus and other special cash compensation arrangements and (c) all fees and expenses of the Company relating hereto or payable in connection herewith (including, without limitation, all broker and financial advisory fees); provided, however, that the Stockholders may elect, by written notice (which shall specify the nature and dollar amount of the obligations to be assumed by the Purchasers) to the Purchasers no later than one business day prior to the Closing Date, to have the Purchasers assume any or all such obligations, in which event the dollar value of the Initial Consideration shall be reduced by the amount of such assumed obligations. Anything to the contrary contained herein notwithstanding, all fees that become payable to W.R. Hambrecht & Co., LLC following the Closing under this subsection 7.3(c) shall be paid by the Company as contemplated in subsection 1.1(d) herein. Any amount by which the actual assumed obligations may exceed the reduction to the Initial Consideration shall be promptly reimbursed to the Purchasers by the Stockholders, with interest at 10% from the Closing Date, in accordance with and subject to the limitations of Section 10 herein (without giving effect to provisions of Section 10.4 herein applicable solely to third-party claims). If the actual assumed obligations are less than the reduction to the Initial Consideration, Purchasers shall promptly reimburse the difference to Stockholders without interest.

     7.4  Stockholder Letters.  The Purchasers shall have received the
          -------------------
Stockholder Letters referred to in Section 5.8.

     7.5  Escrow Agreements.  The Escrow Agreements, substantially in the forms
          -----------------
attached hereto as Exhibit A, shall have been executed and delivered by all
                   ---------
parties thereto.

     7.6  Non-Competition and Non-Solicitation Agreements.  The Purchasers shall
          -----------------------------------------------
have received Non-Competition and Non-Solicitation Agreements from each employee of the Company in the form attached to such person's offer letter from CMGI.

     7.7  Non-Disclosure and Developments Agreements.  The Purchasers shall have
          ------------------------------------------
received Non-Disclosure and Developments Agreements from each employee of the Company in the form attached to such person's offer letter from CMGI.

     7.8  Officer's Certificate.  The Purchasers shall have received a
          ---------------------
certificate dated the Closing Date from the President of the Company stating that (a) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date,
(b) the Company has performed and complied in all material respects with its obligations and agreements hereunder, (c) there has not been a material adverse change in the Business of Company since the date of this Agreement, (d) the interim financial statements of the Company dated January 31, 1999 attached thereto, have been prepared from, and are in accordance with, the books and records of the Company and present fairly the financial position and the results of operations of the Company as of the date and for the periods indicated in accordance with GAAP consistently applied throughout the periods involved except as otherwise stated therein, and subject to normal year end audit adjustments, which are not, in the aggregate, material and subject to the addition of appropriate notes and (e) there has been no material adverse change in the Business of Company since January 31, 1999.

     7.9  Secretary's Certificate.  The Purchasers shall have received a
          -----------------------
certificate in form reasonably satisfactory to the Purchasers dated the Closing Date from the Secretary of the Company (i) attaching (A) the Company's Articles of Incorporation, (B) the Company's Bylaws and (C) all corporate action taken in connection herewith, and (ii) certifying the incumbency of the Company's officers who execute documents in connection herewith.

     7.10 1998 Audit.  The Company shall have completed its audited financials
          ----------
at and for the year ended December 31, 1998; provided, however, and notwithstanding anything to the contrary contained herein, the parties shall close this Agreement into escrow (by delivering all stock certificates and other closing documents to an escrow agent) if the above condition is not met, and receipt by Purchasers of such audited financials without material deviation from financial information previously provided to the Purchasers is, in any event, a condition of closing.

     7.11 Option Exchange Agreements.  Each holder of Company options shall have
          --------------------------
entered into an Option Exchange Agreement, in form and substance as set forth on Exhibit D hereto (with appropriate modifications in accordance with Section
---------
5.12), with respect to all Company options held by such person.

     7.12 Employment Agreements.  All employment agreements and consulting
          ---------------------
agreements to which the Company is a party shall have been terminated on terms satisfactory to Purchasers.

     7.13 Convertible Debt.  The Company's Convertible Promissory Notes issued
          ----------------
pursuant to the Note Purchase Agreement dated as of December 1998 between the Company and certain noteholders shall have been converted in full and satisfied.

     7.14 Waivers and Consents.  The Company shall have obtained all waivers and
          --------------------
consents necessary to consummate the transactions contemplated hereby.

     7.15 Additional Items.  The Company and each Stockholder shall have
          ----------------
furnished the Purchasers with such other certificates and documents, such as good standing and due qualification certificates, as have been reasonably requested by the Purchasers.

              SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION
                    OF THE COMPANY AND THE STOCKHOLDERS TO
                          CONSUMMATE THE TRANSACTION

     The obligation of the Company and the Stockholders to consummate the transaction contemplated by this Agreement is subject to the satisfaction or waiver by them, at or before the Closing Date, of the following conditions:

     8.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (with such exceptions as may be permitted under or contemplated by this Agreement, and except where another date is specified in a representation or warranty) and there shall not have been any material adverse change in the Business of either Purchasers (considered individually) since the date hereof. Each of the Purchasers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     8.2  Opinion of Counsel to Purchasers.  The Company shall have received an
          --------------------------------
opinion of counsel to the Purchasers, dated the Closing Date, in form and substance reasonably acceptable to the Company.

     8.3  Registration Rights Agreement.  A registration rights agreement
          -----------------------------
substantially in the form attached hereto as Exhibit E shall have been executed
                                             ---------
and delivered by the Purchasers.

     8.4  Officer's Certificate.  The Company shall have received a certificate
          ---------------------
dated the Closing Date from the President or Chief Financial Officer of each of the Purchasers stating that (a) the representations and warranties of such Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date, (b) such Purchaser has performed and complied in all material respects with its obligations and agreements hereunder, and (c) there has not been a material adverse change in the Business of such Purchaser since January 31, 1999.

     8.5  Secretary's Certificate.  The Company shall have received a
          -----------------------
certificate in form reasonably satisfactory to the Company dated the Closing Date from the Secretary or Assistant Secretary of each of the Purchasers (a) attaching (i) such Purchaser's certificate of incorporation, (ii) such Purchaser's bylaws, (iii) all corporate action taken in connection herewith, and
(b) certifying the incumbency of such Purchaser's officers who execute documents in connection herewith.

     8.6  Additional Items.  The Purchasers shall have furnished the Company
          ----------------
with such other certificates and documents as have been reasonably requested by the Company.

                 SECTION 9 - TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing as follows:

          (a) by the Company or the Purchasers if, without fault of the terminating party, the Closing Date shall not have occurred on or before April 7, 1999, which date may be extended by mutual consent of the parties;

          (b) by the Company and the Stockholders upon written notice to the Purchasers if the Purchasers have materially breached any representation, warranty, covenant or agreement contained herein and have not cured such breach by the Closing Date;

          (c) by the Purchasers upon written notice to the Company if the Company or any Stockholder has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach by the Closing Date;

          (d) by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling shall have become final and nonappealable;

          (e) by the Purchasers if the Company's Board of Directors adopts resolutions approving or otherwise authorizes or recommends to the Company's Shareholders an Acquisition Transaction with parties other than the Purchasers or their affiliates; or

          (f) at any time with the written consent of all of the parties.

     9.2  Effect of Termination.  If this Agreement is terminated as provided in
          ---------------------
Section 9.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 9.2, Section 5.3 relating to expenses, Section 5.6 relating to publicity and confidentiality to the extent provided therein and Section 9.3 relating to termination fees. Nothing contained in this Section 9.2 shall relieve any party from liability for any willful breach of this Agreement occurring before such termination.

     9.3  Termination Fee.
          ---------------

          (a) In order to induce the Purchasers to enter into this Agreement and to reimburse the Purchasers for their costs and expenses related to entering into this Agreement and seeking to consummate the transactions contemplated by this Agreement, the Company will make a cash payment to Purchasers of $500,000 if and only if the Purchasers have terminated this Agreement pursuant to 9.1(a),
(c) or (e).

          (b) In order to induce the Company and the Stockholders to enter into this Agreement and to reimburse the Company and the Stockholders for its and their costs and expenses related to entering into this Agreement and seeking to consummate the transactions contemplated by this Agreement, the Purchasers will make a cash payment to the Company of $500,000 if and only if the Company and the Stockholders have terminated this Agreement pursuant to Section 9.1(a) or
(b).

          (c) Any payment required by this section will be payable (by wire transfer of immediately available funds to an account designated by the party entitled to such payment) within five business days after demand by the party entitled to such payment.

     9.4  Amendment.  This Agreement may not be amended except by an instrument
          ---------
signed by the Purchasers, the Company and Stockholders holding a majority of the Shares set forth on Schedule 1.
                    ----------

     9.5  Waiver.  At any time prior to the Effective Time, any party hereto may
          ------
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                         SECTION 10 - INDEMNIFICATION

     10.1  Survival. Notwithstanding any right of any party to fully investigate
           --------
the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party given or made in this Agreement or any Related Instrument. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth herein. Purchasers shall have no right to recovery against any Stockholder (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Sections 10.2 and 10.3, which shall constitute the sole and exclusive remedy after the Closing Date for any breach of any representation, warranty or covenant of the Company or any Stockholder contained herein or in the certificates described in Sections 7.8 and 7.9 delivered pursuant hereto, other than a fraudulent or intentional breach.

     10.2  Obligation of Stockholders to Indemnify.
           ---------------------------------------

          (a) Subsequent to the Closing, each Stockholder listed on Schedule 1
                                                                    ----------
indemnifies and holds harmless the Purchasers (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts reasonably paid in investigation, defense or settlement of the foregoing pursuant to this Section 10 (the "Losses") based upon, arising out of or otherwise in respect of (1) any inaccuracy in or breach of any representation, warranty or covenant of the Company contained herein or in the certificates described in Sections 7.8 and 7.9 delivered pursuant hereto
(2) the failure to obtain the consent to the transactions contemplated hereby of the lessor under the Loft Lease between the Company and Harrow Realty, Inc. regarding Room 1502(A), 25 West 45th Street, New York, New York and (3) subject to the material performance by Purchasers of the covenants contained in Section 5.13, as relates to the Merger, or otherwise in connection herewith, the failure to obtain the consent of all holders of Common Stock or of Fully

Diluted Shares (a) for the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, up to such Stockholder's pro-rata share (based on the Shares held by such individual as listed on Schedule 1) of
                                                                ----------
One Hundred Percent (100%) of the Initial Consideration held in Escrow and (b) for the period beginning on the day after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, up to such Stockholder's pro-rata share (based on the Shares held by such individual as listed on Schedule 1) of Fifty Percent (50%) of the Initial Consideration
          ----------
originally held in Escrow plus Fifty Percent (50%) of any Contingent Consideration otherwise payable to such Stockholder.

          (b) Notwithstanding the above, with respect to any indemnification obligation arising as a result of an inaccuracy in a representation or warranty in Sections 3.1, 3.2 or 3.3, indemnification in an amount equal to the total consideration received by a Stockholder shall be payable by such Stockholder without time limitation.

          (c) Limitations on Indemnification.  The limitations of Sections 10.2
              ------------------------------
with respect to a Stockholder shall not apply in the case of a fraudulent or intentional misrepresentation or breach by that Stockholder.

     10.3  Notice and Defense of Claims. Promptly after receipt of notice of any
           ----------------------------
claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense. No indemnifying party shall without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                          SECTION 11 - MISCELLANEOUS

     11.1  Material Adverse Change. All references to a party or the business of
           -----------------------
a party experiencing a "material adverse change" shall not include any change that results from the announcement or pendency of the transactions contemplated herein or the taking of any action contemplated by this Agreement.

     11.2  Notices.  Any notice or other communication required or permitted
           -------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a)  if to the Purchasers, to:

                    CMGI, Inc.
                    100 Brickstone Square, 1st Floor
                    Andover, MA 01810
                    Attention:  Chief Financial Officer
                    Telephone: (781) 684-3660
                    Facsimile:  (781) 684-3172

               with a copy to:

                    Engage Technologies, Inc.
                    100 Brickstone Square, 1st Floor
                    Andover, MA 01810
                    Attention:  Chief Financial Officer
                    Telephone:  (978) 684-3884
                    Facsimile:   (978) 684-3877

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, MA 02108
                    Attention:  Marc Rubenstein, Esq.
                    Telephone:  (617) 573-0100
                    Facsimile:   (617) 227-4420

          (b)  if to the Company, to:

                    Internet Profiles Corporation
                    1400 Bridge Parkway, Suite 202
                    Redwood City, CA 94065
                    Attention:  President
                    Telephone:  (650) 226-2700
                    Facsimile:   (650) 226-2707

               with a copy to:

                    Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306-2155
                    Attention:  Andrei Manoliu, Esq.
                    Telephone:  (650) 843-5000
                    Facsimile:   (650) 857-0663

          (c)  if to the Stockholders, to:

                    Tench Coxe
                    Suffer Hill Ventures
                    755 Page Mill Rd., Suite A-200
                    Palo Alto, CA 94303
                    Telecopy:  (650) 858-1854

               with a copy to:

                    Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306-2155
                    Attention:  Andrei Manoliu, Esq.
                    Telephone:  (650) 843-5000
                    Facsimile:   (650) 857-0663

Any party may by notice given in accordance with this Section 11.2 to the other parties designate another address or person for receipt of notices hereunder.

     11.3  Entire Agreement.  This Agreement includes the exhibits and schedules
           ----------------
hereto, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     11.4  Governing Law. This Agreement is governed by the laws of the State of
           -------------
Delaware.

     11.5  Binding Effect; No Assignment.  This Agreement shall be binding upon
           -----------------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

     11.6  Variations in Pronouns. All pronouns and any variations thereof refer
           ----------------------
to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.7  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.8  Disclosure Schedules.  The Disclosure Schedules are a part of this
           --------------------
Agreement as if fully set forth herein.

     11.9  Arbitration.  Except with respect to an action seeking specific
           -----------
performance or another equitable remedy, any dispute relating to or arising out of this Agreement, or to a breach of this Agreement, arising among the parties or their successors, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Boston, Massachusetts and be administered by the AAA. The parties agree to act in good faith to mutually select an arbitrator. The decision of the arbitrator shall be binding on the parties hereto or their successors and any judgment rendered by such arbitrator may be enforced by any court of competent jurisdiction. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by the arbitrator.

     11.10  Letter Agreement.  This Agreement supersedes and replaces the letter
            ----------------
agreement between the parties dated February 21, 1999, which shall be of no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

                                         CMGI, INC.


                                         By: /s/ Andrew J. Hajducky
                                            -----------------------------------
                                            Name:  Andrew J. Hajducky III
                                            Title: Chief Financial Officer


                                         ENGAGE TECHNOLOGIES, INC.


                                         By:
                                            -----------------------------------
                                            Name:  Stephen A. Royal
                                            Title: Chief Financial Officer

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.


                                  CMGI, INC.


                                  By:
                                      ------------------------------------------
                                      Name:   Andrew J. Hajducky III
                                      Title:  Chief Financial Officer


                                  ENGAGE TECHNOLOGIES

                                  By: /s/ Stephen A. Royal
                                      ------------------------------------------
                                      Name:   Stephen A. Royal
                                      Title:  Chief Financial Officer

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

                                  CMGI, INC.



                                  By:
                                      ------------------------------------------
                                      Name:   Andrew J. Hajducky III
                                      Title:  Chief Financial Officer


                                  ENGAGE TECHNOLOGIES



                                  By:
                                      ------------------------------------------
                                      Name:   Stephen A. Royal
                                      Title:  Chief Financial Officer


                                  INTERNET PROFILES CORPORATION



                                  By: /s/ Bradley C. Rode
                                      ------------------------------------------
                                      Name:   Bradley C. Rode
                                      Title:  President & CEO

                                  THE STOCKHOLDERS


                                  Foundation Capital, L.P.
                                  By:  Foundation Capital Management, L.L.C.


                                  By: /s/ [signature illegible]
                                      ------------------------------------------
                                      Manager

                                      ------------------------------------------
                                      Print Name


                                  Foundation Capital Entrepreneurs Fund, L.L.C. By Foundation Capital Management, L.L.C.


                                  By:  /s/ [signature illegible]
                                      ------------------------------------------
                                       Manager


                                       -----------------------------------------
                                       Print Name

                                  Information Associates, L.P.

                                  Trident Capital Management L.L.C.
                                  -----------------------------------
                                  (Name of Stockholder)



                                  /s/ John H. Morgan
                                  -----------------------------------
                                  (Signature)


                                   John H. Morgan
                                  -----------------------------------
                                   (Print Name)



                                   Managing Director
                                   -----------------------------------
                                   (Title if applicable)

                                   Information Associates C.V.

                                   Trident Capital Management L.L.C.
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ John H. Morgan
                                   ---------------------------------------------
                                   (Signature)


                                   Managing Director
                                   ---------------------------------------------
                                   (Title if applicable)

                                   David L. Anderson
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ David L. Anderson
                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Print Name)


                                   ---------------------------------------------
                                   (Title if applicable)

                                   THE ANDERSON LIVING TRUST
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ David L. Anderson
                                   ---------------------------------------------
                                   (Signature)


                                   DAVID L. ANDERSON
                                   ---------------------------------------------
                                   (Print Name)


                                   Trustee
                                   ---------------------------------------------
                                   (Title if applicable)

                                   ANVEST, L.P.
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ David L. Anderson
                                   ---------------------------------------------
                                   (Signature)



                                   ---------------------------------------------
                                   (Print Name)



                                   GENERAL PARTNER
                                   ---------------------------------------------
                                   (Title if applicable)

                                   G. LEONARD BAKER, JR.
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ G. Leonard Baker, Jr.
                                   ---------------------------------------------
                                   (Signature)



                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   Tench Coxe
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Tench Coxe
                                   ---------------------------------------------
                                   (Signature)



                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   James C. Gaither
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ James C. Gaither
                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   Genstar Investment Corporation
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Richard D. Paterson
                                   ---------------------------------------------
                                   (Signature)


                                   Richard D. Paterson
                                   ---------------------------------------------
                                   (Print Name)


                                   Executive Vice President
                                   ---------------------------------------------
                                   (Title if applicable)

                                   David R. Golob
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Sherryl W. Hossack
                                   ---------------------------------------------
                                   (Signature)



                                   By Sherryl W. Hossack
                                   Under Power of Attorney
                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   Timothy Haley
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ Timothy Haley
                                   ---------------------------------------------
                                   (Signature)


                                   Timothy Haley
                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   Ronald L. Perkins
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Sherryl W. Hossack
                                   ---------------------------------------------
                                   (Signature)


                                   By  Sherryl W. Hossack
                                   Under Power of Attorney
                                   ---------------------------------------------
                                   (Print Name)



                                   ------------------------------------
                                   (Title if applicable)

                                   William Sahlman
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ William Sahlman
                                   ---------------------------------------------
                                   (Signature)



                                   William Sahlman
                                   ---------------------------------------------
                                   (Print Name)



                                   ---------------------------------------------
                                   (Title if applicable)

                                   SAUNDERS HOLDINGS, L.P.
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ G. Leonard Baker, Jr.
                                   ---------------------------------------------
                                   (Signature)



                                   G. LEONARD BAKER, JR.
                                   ---------------------------------------------
                                   (Print Name)



                                   GENERAL PARTNER
                                   ---------------------------------------------
                                   (Title if applicable)

                                   SUTTER HILL VENTURES,
                                   A CALIFORNIA LIMITED PARTNERSHIP
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Paul M. Wythes
                                   ---------------------------------------------
                                   (Signature)



                                   Paul M. Wythes
                                   ---------------------------------------------
                                   (Print Name)



                                   Managing Director of the General Partner
                                   ---------------------------------------------
                                   (Title if applicable)

                                   TOW PARTNERS, A CALIFORNIA
                                   LIMITED PARTNERSHIP
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Paul M. Wythes
                                   ---------------------------------------------
                                   (Signature)


                                   Paul M. Wythes
                                   ---------------------------------------------
                                   (Print Name)


                                   GENERAL PARTNER
                                   ---------------------------------------------
                                   (Title of applicable)

                                   WYTHES LIVING TRUST
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Paul M. Wythes
                                   ---------------------------------------------
                                   (Signature)



                                   Paul M. Wythes
                                   ---------------------------------------------
                                   (Print Name)



                                   TRUSTEE
                                   ---------------------------------------------
                                   (Title if applicable)

                                   Wells Fargo Bank, Trustee SHV
                                   M/P/T fbo Tench Coxe
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Vicki M. Bandel    /s/ S. Matson
                                   ---------------------------------------------
                                   (Signature)



                                   Vicki M. Bandel            S. Matson
                                   ---------------------------------------------
                                   (Print Name)



                                   AVP & TO                   AVP & TO
                                   ---------------------------------------------
                                   (Title if applicable)

                                   Wells Fargo Bank, Trustee SHV
                                   M/P/T fbo William Younger, Jr.
                                   ---------------------------------------------
                                   (Name of Stockholder)



                                   /s/ Vicki M. Bandel    /s/ S. Matson
                                   ---------------------------------------------
                                   (Signature)



                                   Vicki M. Bandel            S. Matson
                                   ---------------------------------------------
                                   (Print Name)



                                   AVP & TO                   AVP & TO
                                   ---------------------------------------------
                                   (Title if applicable)

                                   WILLIAM H. YOUNGER, JR.
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ William H. Younger, Jr.
                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Print Name)


                                   ---------------------------------------------
                                   (Title if applicable)

                                   YOUNGER LIVING TRUST
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ William H. Younger, Jr.
                                   ---------------------------------------------
                                   (Signature)

                                   WILLIAM H. YOUNGER, JR.
                                   ---------------------------------------------
                                   (Print Name)

                                   Trustee
                                   ---------------------------------------------
                                   (Title if applicable)

                                   SOFTBANK Ventures, Inc.
                                   ---------------------------------------------
                                   (Name of Stockholder)


                                   /s/ Yoshitaka Kitao
                                   ---------------------------------------------
                                   (Signature)


                                   Yoshitaka Kitao
                                   ---------------------------------------------
                                   (Print Name)


                                   President and CEO
                                   ---------------------------------------------
                                   (Title if applicable)

                                  THE HEARST CORPORATION
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Alfred C. Sikes
                                  ----------------------------------------------
                                  (Signature)

                                  Alfred C. Sikes
                                  ----------------------------------------------
                                  (Print Name)

                                  President Hearst New Media
                                  ----------------------------------------------
                                  (Title if applicable)

                                  GANNETT INTERNATIONAL
                                  COMMUNICATIONS, INC.
                                  50 West Liberty St., Suite 802
                                  Reno, NV  89501
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Brooks Johnson
                                  ----------------------------------------------
                                  (Signature)


                                  Brooks Johnson
                                  ----------------------------------------------
                                  (Print Name)


                                  President
                                  ----------------------------------------------
                                  (Title if applicable)

                                  INTEL CORPORATION
                                  ----------------------------------------------
                                  (Name of Stockholder)

                              By: /s/ Arvind Sodhani
                                  ----------------------------------------------


                                  ARVIND SODHANI
                                  ----------------------------------------------
                                  (Print Name)


                                  Vice President and Treasurer
                                  ----------------------------------------------
                                  (Title)

                                  ITOCHU CORPORATION
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Eizo Kobayashi
                                  ----------------------------------------------
                                  (Signature)


                                  Eizo Kobayashi
                                  ----------------------------------------------
                                  (Print Name)

                                  General Manager, Information Technology
                                  Business Department
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Itochu Technology, Inc.
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Hiroo Inoue
                                  ----------------------------------------------
                                  (Signature)


                                  Hiroo Inoue
                                  ----------------------------------------------
                                  (Print Name)


                                  President
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Zuleima Aguilar
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Zuleima Aguilar
                                  ----------------------------------------------
                                  (Signature)


                                  Zuleima Aguilar
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Homer
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Homer Luther, Jr.
                                  ----------------------------------------------
                                  (Signature)


                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  John E. Maxfield
                                  ----------------------------------------------
                                  (Name of Stockholder


                                  /s/ John E. Maxfield
                                  ----------------------------------------------
                                  (Signature)

                                  John E. Maxfield
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Scocimara GST Trust
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ David W. Laughlin
                                  ----------------------------------------------
                                  (Signature)

                                  David W. Laughlin
                                  ----------------------------------------------
                                  (Print Name)

                                  Trustee
                                  ----------------------------------------------
                                  (Title if applicable)

                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ R.T. Artemenko  /s/ Sherry Y. Artemenko
                                  ---------------------------------------------
                                  (Signature)


                                  R.T. Artemenko          Sherry Y. Artemenko
                                  ---------------------------------------------
                                  (Print Name)


                                  ---------------------------------------------
                                  (Title if applicable)

                                  Stu Berman

                                  (Stuart Jed Berman)
                                  ---------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Stu Berman
                                  ---------------------------------------------
                                  (Signature)


                                  Stu Berman
                                  (Stuart Jed Berman)
                                  ---------------------------------------------
                                  (Print Name)


                                  ---------------------------------------------
                                  (Title if applicable)

                                  John R. Mackau
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ John R. Mackau
                                  ----------------------------------------------
                                  (Signature)

                                  John R. Mackau
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Todd R. McIntyre
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Todd R. McIntyre
                                  ----------------------------------------------
                                  (Signature)


                                  Todd R. McIntyre
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Stanford University
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Carol Gilmer
                                  ----------------------------------------------
                                  (Signature)


                                  Carol Gilmer
                                  Gift Administrator, Standford Management Co.
                                  On behalf of the Board of Trustees of the
                                  Leland Stanford Junior University
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Seth M. Skolnik
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Seth Skolnik
                                  ----------------------------------------------
                                  (Signature)

                                  Seth M. Skolnik
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Leonard J. Washington, II
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Leonard J. Washington, II
                                  ----------------------------------------------
                                  (Signature)

                                  Leonard J. Washington, II
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Ariel Poler
                                  ----------------------------------------------
                                  (Signature)

                                  Ariel Poler
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Hewlett-Packard Co.
                                  ----------------------------------------------


                                  /s/ Ann O. Baskins
                                  ----------------------------------------------
                                  (Signature)


                                  Ann O. Baskins
                                  ----------------------------------------------
                                  (Print Name)


                                  Assistant Secretary and
                                  Senior Managing Counsel
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Mark Ashida
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Mark Ashida
                                  ----------------------------------------------
                                  (Signature)


                                  Mark Ashida
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  R. Alan Chase
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ R. Alan Chase
                                  ----------------------------------------------
                                  (Signature)

                                  R. Alan Chase
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  David Tillinghast
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ David Tillinghast
                                  ----------------------------------------------
                                  (Signature)

                                  David Tillinghast
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Charles Askanas
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Charles Askanas
                                  ----------------------------------------------
                                  (Signature)

                                  Charles Askanas
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Trevor Blumenau
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Trevor Blumenau
                                  ----------------------------------------------
                                  (Signature)


                                  Trevor Blumenau
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Gregory L. Waldorf
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Gregory L. Waldorf
                                  ----------------------------------------------
                                  (Signature)

                                  Gregory L. Waldorf
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Tak Woon Yan
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Tak Woon Yan
                                  ----------------------------------------------
                                  (Signature)

                                  Tak Woon Yan
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Jon A. Bode
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Jon A. Bode
                                  ----------------------------------------------
                                  (Signature)

                                  Jon A. Bode
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Olivia Dillan
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Olivia Dillan
                                  ----------------------------------------------
                                  (Signature)


                                  Olivia Dillan
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  John M. Kremer
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ John Kremer
                                  ----------------------------------------------
                                  (Signature)


                                  John Kremer
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Kevin P. Doerr
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Kevin P. Doerr
                                  ----------------------------------------------
                                  (Signature)

                                  Kevin P. Doerr
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Marc Kenig
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Marc E. Kenig
                                  ----------------------------------------------
                                  (Signature)

                                  Marc E. Kenig
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Benjamin E. Godley
                                  ----------------------------------------------
                                  (Signature)


                                  Benjamin E. Godley
                                  ----------------------------------------------
                                  (Print Name)



                                  ----------------------------------------------
                                  (Title if applicable)

                                  Noel Poler
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Noel Poler
                                  ----------------------------------------------
                                  (Signature)

                                  Noel Poler
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Maximillian Pollak
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Maximillian Pollak
                                  ----------------------------------------------
                                  (Signature)

                                  Maximillian Pollak
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Paul M. Norwood
                                  ----------------------------------------------
                                  (Signature)

                                  Paul M. Norwood
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  John Garner
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ John Garner
                                  ----------------------------------------------
                                  (Signature)


                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Kevin Poler
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Noel Poler
                                  ----------------------------------------------
                                  (Signature)


                                  Noel Poler
                                  ----------------------------------------------
                                  (Print Name)


                                  Guardian
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Dylan Poler
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Dylan Poler
                                  ----------------------------------------------
                                  (Signature)

                                  Noel Poler
                                  ----------------------------------------------
                                  (Print Name)

                                  Guardian
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Katherine N. Wang
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Katherine N. Wang
                                  ----------------------------------------------
                                  (Signature)

                                  Katherine N. Wang
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Michael L. Connell
                                  ----------------------------------------------
                                  (Signature)

                                  Michael L. Connell
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Barbara Gore
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Barbara Gore
                                  ----------------------------------------------
                                  (Signature)

                                  Barbara Gore
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Robert Spoer
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Robert Spoer
                                  ----------------------------------------------
                                  (Signature)


                                  Robert Spoer
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  John H. Steinhart
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ John H. Steinhart
                                  ----------------------------------------------
                                  (Signature)


                                  John H. Steinhart
                                  ----------------------------------------------
                                  (Print Name)



                                  ----------------------------------------------
                                  (Title if applicable)

                                  Webster Augustine III
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Webster Augustine III
                                  ----------------------------------------------
                                  (Signature)

                                  Webster Augustine III
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  James L. Brock
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ James L. Brock
                                  ----------------------------------------------
                                  (Signature)

                                  James L. Brock
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Frida Alter
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Frida Alter
                                  ----------------------------------------------
                                  (Signature)

                                  Frida Alter
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  The Interpublic Group of Cos., Inc.
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Nicholas J. Camera
                                  ----------------------------------------------
                                  (Signature)

                                  Nicholas J. Camera
                                  ----------------------------------------------
                                  (Print Name)

                                  Vice President, General Counsel
                                  ----------------------------------------------
                                  (Title if applicable)

                                  David Carlick
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ David Carlick
                                  ----------------------------------------------
                                  (Signature)


                                  ----------------------------------------------
                                  (Print Name)

                                  Director
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Comdisco, Inc.
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Jill C. Hanses
                                  ----------------------------------------------
                                  (Signature)

                                  Jill C. Hanses
                                  ----------------------------------------------
                                  (Print Name)

                                  Senior Vice President
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Bradley C. Rode
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Bradley C. Rode
                                  ----------------------------------------------
                                  (Signature)

                                  Bradley C. Rode
                                  ----------------------------------------------
                                  (Print Name)


                                  ----------------------------------------------
                                  (Title if applicable)

                                  Nielsen Media Research, Inc.
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Stephen J. Boutti
                                  ----------------------------------------------
                                  (Signature)


                                  Stephen J. Boutti
                                  ----------------------------------------------
                                  (Print Name)


                                  Senior Vice President
                                  ----------------------------------------------
                                  (Title if applicable)

                                  Patrizia Owen
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ Patrizia Owen
                                  ----------------------------------------------
                                  (Signature)

                                  Patrizia Owen
                                  ----------------------------------------------
                                  (Print Name)

                                  VP, Finance & Corporate
                                  Development
                                  ----------------------------------------------
                                  (Title if applicable)

                                  William L. Matthews
                                  ----------------------------------------------
                                  (Name of Stockholder)


                                  /s/ William L. Matthews
                                  ----------------------------------------------
                                  (Signature)

                                  William L. Matthews
                                  ----------------------------------------------
                                  (Print Name)

                                  Executive Director of Sales
                                  ----------------------------------------------
                                  (Title if applicable)

                     Schedule 1 to Stock Purchase Agreement

                                                                               Whole         Whole
                                                                             Shares of     Shares of
                                                                  I/PRO       CMGI to      Engage to
                                                                 Shares     Shareholder   Shareholder
                          Shareholder                           Tendered    at Closing    at Closing
                          ----------                            --------    ----------    ----------
 1  Foundation Capital, L.P.                                  12,270,258        32,326        90,577
 2  Foundation Capital Entrepreneurs Fund, L.L.C.              1,363,362         3,591        10,064
 3  Information Associates, C.V.                                 289,817           763         2,139
 4  Information Associates, L.P.                              10,541,776        27,772        77,817
 5  David L. Anderson                                             78,770           207           581
 6  Anderson Living Trust                                        317,163           835         2,341
 7  Anvest, L.P.                                                 496,019         1,306         3,661
 8  G. Leonard Baker, Jr.                                        530,497         1,397         3,916
 9  Tench Coxe                                                   218,098           574         1,609
10  James C. Gaither                                              22,776            60           168
11  Genstar Investment Corporation                               193,775           510         1,430
12  David Golob                                                   18,545            48           136
13  Timothy M. Haley and Ethna C. McGourty, Trustees of           13,174            34            97
    the Haley McGourty Family Trust U/D/T dated
    September 27, 1996
14  Ronald Perkins                                                74,517           196           550
15  William Sahlman                                               13,174            34            97
16  Saunders Holdings, L.P.                                      361,455           952         2,668
17  Sutter Hill Ventures, a California Limited Partnership     6,119,379        16,121        45,172
18  Tow Partners, a California Limited Partnership               262,152           690         1,935
19  Paul M. and Marsha R. Wythes, Trustees of the Wythes         139,410           367         1,029
    Living Trust dated 7/21/87
20  Wells Fargo, Trustee SHV M/P/T Tench Coxe                    296,966           782         2,192
21  Wells Fargo, Trustee SHV M/P/T William H. Younger,           166,858           439         1,231
    Jr.
22  William H. Younger, Jr.                                      121,434           319           896
23  William H. Younger, Jr., Trustee, The Younger Living         448,900         1,182         3,313
    Trust

                                                                               Whole         Whole
                                                                             Shares of     Shares of
                                                                  I/PRO       CMGI to      Engage to
                                                                 Shares     Shareholder   Shareholder
                          Shareholder                           Tendered    at Closing    at Closing
                          ----------                            --------    ----------    ----------
24  SOFTBANK Ventures, Inc.                                    3,608,505         9,506        26,637
25  The Hearst Corporation                                     1,543,851         4,067        11,396
26  Gannett International Communications, Inc.                 1,292,897         3,406         9,543
27  Intel Corporation                                            809,202         2,131         5,973
28  ITOCHU Corporation                                           323,679           852         2,389
29  ITOCHU Technology, Inc.                                       80,918           213           597
30  Zuleima Aguilar                                               11,825            31            87
31  Homer Luther, Jr.                                             17,568            46           129
32  John E. Maxfield                                              10,465            27            77
33  Eriberto R. Scocimara GST U/A 12-21-92                        60,232           158           444
34  Robert T. & Sherry Y. Artemenko                               17,568            46           129
35  Stu Berman                                                    17,568            46           129
36  John R. Mackall                                               17,568            46           129
37  Todd McIntyre                                                 17,568            46           129
38  Stanford University                                           52,631           138           388
39  Seth M. Skolnik                                               12,299            32            90
40  Leonard J. Washington II                                       5,269            13            38
41  Ariel Poler                                                  969,000         2,552         7,153
42  Hewlett-Packard Company                                      253,510           667         1,871
43  Mark Ashida                                                  236,804           623         1,748
44  R. Alan Chase                                                216,000           569         1,594
45  David Tillinghast                                             68,923           181           508
46  Charles Askanas                                               44,486           117           328
47  Trevor Blumenau                                               44,486           117           328
48  Gregory L. Waldorf                                            24,000            63           177
49  Tak Woon Yan                                                  20,000            52           147
50  Jon Bode                                                      18,476            48           136

                                                                               Whole         Whole
                                                                             Shares of     Shares of
                                                                  I/PRO       CMGI to      Engage to
                                                                 Shares     Shareholder   Shareholder
                          Shareholder                           Tendered    at Closing    at Closing
                          ----------                            --------    ----------    ----------
51  Olivia V. Dillan                                              14,876            39           109
52  John Kremer                                                   14,688            38           108
53  Kevin Doerr                                                    9,476            24            69
54  Marc Kenig                                                     6,250            16            46
55  Benjamin E. Godley                                             5,355            14            39
56  Noel Poler                                                     5,000            13            36
57  Maximillian Pollak                                             3,955            10            29
58  Paul M. Norwood                                                3,145             8            23
59  John Garner                                                    3,048             8            22
60  Kevin Poler                                                    2,500             6            18
61  Dylan Poler                                                    2,500             6            18
62  Katharine N. Wang                                              1,214             3             8
63  Michael L. Connell                                             1,500             3            11
64  Barbara Gore                                                  60,000           158           442
65  Robert Spoer                                                  25,000            65           184
66  John Steinhart                                                 5,000            13            36
67  Webster Augustine III                                         22,242            58           164
68  James L. Brock                                                 6,148            16            45
69  Frida Alter                                                   66,140           173           487
70  Interpublic Group of Companies                             2,000,430         5,268        14,765
71  David Carlick                                                120,175           315           887
72  Comdisco, Inc.                                               359,875           947         2,655
73  Bradley Rode                                               2,604,860         6,862        19,227
74  Nielsen Media Research, Inc.                               2,536,188         6,681        18,720
75  Patrizia Owen                                                273,457           720         2,018
76  William Matthews                                              37,813            99           278
                                                              ----------    ----------    ----------
    Totals                                                    52,344,408       137,861       386,357
                                                              ==========    ==========    ==========